Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

IHS GLOBAL INC.,

NIRVANA SUB INC.

AND

SMT HOLDING CORP.

AND WITH RESPECT TO SECTION 2.8 AND ARTICLE 8 ONLY

TECHNOLOGY CROSSOVER MANAGEMENT VI, L.L.C.

AS SECURITYHOLDER REPRESENTATIVE

Dated as of July 26, 2011

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE

-i-

(Continued)
Page

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND

ARTICLE 5. CONDUCT BY THE COMPANY PRIOR TO THE EFFECTIVE

6.3 Confidentiality; Access to Information; No Modification of

ARTICLE 8. SURVIVAL OF REPRESENTATIONS, WARRANTIES;

-ii-

(Continued)

-iii-

Exhibits

Exhibit A             Form of Escrow Agreement

Exhibit B             Form of Confidentiality and Non-Solicitation Agreement

-iv-

INDEX OF DEFINED TERMS

Cross Reference in
Terms                                    Agreement
Acquisition Proposal................................................................................... 6.1(a)
Adjusted Working Capital Amount ............................................................ ARTICLE 1
Adjusted Working Capital Target............................................................... ARTICLE 1
Aggregate Option Exercise Amount........................................................... ARTICLE 1
Agreement................................................................................................... Preamble
business day................................................................................................ ARTICLE 1
Cause .......................................................................................................... ARTICLE 1
Certificate of Merger .................................................................................. 2.2
Certificates.................................................................................................. 2.9(a)
Closing........................................................................................................ 2.2
Closing Balance Sheet ................................................................................ 2.8(a)
Closing Consideration ................................................................................ 2.9(a)
Closing Date ............................................................................................... 2.2
Closing Working Capital Statement ........................................................... 2.8(b)
COBRA ...................................................................................................... ARTICLE 1
Code............................................................................................................ 2.9(b)
Company..................................................................................................... Preamble
Company Balance Sheet............................................................................. 3.4
Company Capital Stock .............................................................................. ARTICLE 1
Company Charter Documents..................................................................... 3.1(b)
Company Common Stock........................................................................... ARTICLE 1
Company Confidential Information............................................................ 10.7
Company Counsel....................................................................................... 10.7
Company Counsel Work Product ............................................................... 10.7
Company Debt ............................................................................................ ARTICLE 1
Company Disclosure Letter ........................................................................ ARTICLE 3
Company Employee Plan ........................................................................... ARTICLE 1
Company Indemnified Parties .................................................................... 6.7(a)
Company Intellectual Property Rights........................................................ ARTICLE 1
Company IP Contract ................................................................................. ARTICLE 1
Company Material Contract........................................................................ 3.16(a)
Company Options ....................................................................................... 3.2(a)
Company Optionholder .............................................................................. ARTICLE 1
Company Participants................................................................................. 6.6(b)
Company Permits........................................................................................ 3.9(b)
Company Products...................................................................................... ARTICLE 1
Company Registered Intellectual Property Rights...................................... ARTICLE 1
Company Securityholder ............................................................................ ARTICLE 1

-v-

Cross Reference in
Terms                                    Agreement
Company Stock Plan................................................................................... ARTICLE 1
Company Stockholder ................................................................................ ARTICLE 1
Confidential Information ............................................................................ ARTICLE 1
Confidentiality Agreement ......................................................................... 6.3(a)
Confirmation Certificate............................................................................. 2.8(d)
Consenting Parties ...................................................................................... 10.7
Contract ...................................................................................................... ARTICLE 1
Copyrights................................................................................................... ARTICLE 1
Deductible Amount..................................................................................... 8.3(b)
Delaware Law............................................................................................. Recitals
DGCL ......................................................................................................... 2.6(c)(i)
Dispute........................................................................................................ 10.7
Dissenting Shares........................................................................................ 2.6(c)(i)
DOJ............................................................................................................. 6.5(a)
Effective Time ............................................................................................ 2.2
Employee .................................................................................................... ARTICLE 1
Employee Agreement ................................................................................. ARTICLE 1
End Date ..................................................................................................... 9.1(b)
End Date ..................................................................................................... 3.15
ERISA......................................................................................................... ARTICLE 1
ERISA Affiliate .......................................................................................... ARTICLE 1
Escrow Agent.............................................................................................. ARTICLE 1
Escrow Agreement...................................................................................... Recitals
Escrow Amount .......................................................................................... ARTICLE 1
Escrow Fund ............................................................................................... ARTICLE 1
Escrow Release Amount............................................................................. 8.5
Escrow Termination Date ........................................................................... ARTICLE 1
Estimated Adjusted Working Capital Amount ........................................... 2.8(a)
Estimated Working Capital Statement........................................................ 2.8(a)
Excess Amount ........................................................................................... 2.8(h)
Final Adjusted Working Capital Amount................................................... 2.8(g)
Financial Statements................................................................................... 3.4
Fraud........................................................................................................... ARTICLE 1
FTC............................................................................................................. 6.5(a)
Fully Diluted Share Number....................................................................... ARTICLE 1
GAAP ......................................................................................................... 3.4
Good Reason............................................................................................... ARTICLE 1
Governmental Entity................................................................................... 3.3(c)
Hazardous Material..................................................................................... ARTICLE 1
HSR Act...................................................................................................... 3.3(c)
Indebtedness ............................................................................................... ARTICLE 1

-vi-

Cross Reference in
Terms                                    Agreement
Indemnified Parties..................................................................................... ARTICLE 1
Independent Auditor ................................................................................... ARTICLE 1
Intellectual Property.................................................................................... ARTICLE 1
Intellectual Property Rights ........................................................................ ARTICLE 1
Inventions ................................................................................................... ARTICLE 1
IRS.............................................................................................................. ARTICLE 1
Knowledge.................................................................................................. ARTICLE 1
Leased Real Property.................................................................................. 3.13
Leases ......................................................................................................... 3.13
Legal Requirements .................................................................................... ARTICLE 1
Liens ........................................................................................................... ARTICLE 1
Losses ......................................................................................................... ARTICLE 1
Material Adverse Effect.............................................................................. ARTICLE 1
Merger ........................................................................................................ 2.1
Merger Consideration ................................................................................. ARTICLE 1
Merger Sub ................................................................................................. Preamble
Multiemployer Plan .................................................................................... ARTICLE 1
Necessary Consents .................................................................................... 3.3(c)
Officer’s Certificate.................................................................................... ARTICLE 1
Parent .......................................................................................................... Preamble
Parent Disclosure Letter ............................................................................. ARTICLE 4
Patent Rights............................................................................................... ARTICLE 1
Payoff Letters.............................................................................................. 6.10
Pension Plan................................................................................................ ARTICLE 1
Per Share Payment Amount........................................................................ ARTICLE 1
Per Share Amount....................................................................................... ARTICLE 1
Permits ........................................................................................................ 3.9(b)
Permitted Liens........................................................................................... ARTICLE 1
Person ......................................................................................................... ARTICLE 1
Pro Rata Portion.......................................................................................... ARTICLE 1
Registered Intellectual Property Rights ...................................................... ARTICLE 1
Representative Reimbursement Amount .................................................... ARTICLE 1
Representative Reimbursement Fund ......................................................... 8.2(b)
Scheduled Inbound Licenses ...................................................................... 3.8(i)(ii)
Scheduled Outbound Licenses.................................................................... 3.8(i)(i)
Securityholder Representative.................................................................... 8.6(a)
Securityholder Representative Expenses .................................................... 8.6(b)
Shortfall Amount ........................................................................................ 2.8(h)
Spreadsheet................................................................................................. ARTICLE 1
Stockholder Approval................................................................................. Recitals
Subsidiary ................................................................................................... ARTICLE 1

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Cross Reference in
Terms                                    Agreement
Subsidiary Charter Documents ................................................................... 3.1(b)
Surviving Corporation ................................................................................ 2.1
Taxes........................................................................................................... 3.7(a)
Tax Returns................................................................................................. 3.7(b)(i)
Third Party Claim....................................................................................... 8.7
Trade Secret Rights..................................................................................... ARTICLE 1
Trademark Rights ....................................................................................... ARTICLE 1
Trademarks ................................................................................................. ARTICLE 1
Transaction Costs........................................................................................ 9.3
Working Capital Dispute Notice................................................................. 2.8(d)
Works of Authorship .................................................................................. ARTICLE 1

-viii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 26, 2011, by and among IHS Global Inc., a Delaware corporation (“Parent”),
Nirvana Sub Inc., a Delaware corporation and direct wholly-owned Subsidiary of Parent (“Merger
Sub”), and SMT Holding Corp., a Delaware corporation (the “Company”), and with respect to
Section 2.8 and ARTICLE 8 only, Technology Crossover Management VI, L.L.C., as
Securityholder Representative.

RECITALS

A. The respective Boards of Directors of Parent, Merger Sub and the Company have deemed it advisable and in the best interests of their respective corporations and stockholders that
Parent and the Company consummate the business combination and other transactions provided for herein in order to advance their respective long-term strategic business interests.

B. The respective Boards of Directors of Parent, Merger Sub and the Company have approved, in accordance with applicable provisions of the laws of the State of Delaware
(“Delaware Law”), this Agreement and the transactions contemplated hereby, including the
Merger (as defined in Section 2.1).

C. Promptly following the execution and delivery of this Agreement, the Company will seek to have stockholders of the Company representing the requisite number of shares of the
Company Capital Stock adopt this Agreement through an action by written consent (the
“Stockholder Approval”).

D. Prior to the consummation of the Merger, and as a condition and inducement to
Parent’s willingness to enter into this Agreement, Parent, the Securityholder Representative (as
defined in Section 8.6(a)) and the Escrow Agent (as defined in ARTICLE 1) shall enter into an escrow agreement substantially in the form attached hereto as Exhibit A (the “Escrow
Agreement”), pursuant to which a portion of the aggregate Merger Consideration shall be placed in an escrow account to secure the obligations set forth in ARTICLE 8.

E. Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1.
DEFINITIONS

For the purposes of this Agreement, the following terms have the following meanings:

(a) “Adjusted Working Capital Amount” means an amount equal to, as of the Closing, (i) the aggregate of all current assets of the Company (except for cash or cash equivalents), less (ii) all current liabilities of the Company (including unearned revenue), in each case, determined in accordance with GAAP (as consistently applied by the Company); provided, however, that for this purpose current liabilities of the Company shall not include (A) Company
Debt, (B) severance amounts payable to current Employees as a result of Parent or the Surviving
Corporation terminating the employment of any such Employees at or following the Closing and
(C) bonuses (including any profit sharing bonuses relating to the transactions contemplated by this
Agreement pursuant to Employment Agreements or other Contracts) or other compensatory payments in connection with the transactions contemplated by this Agreement, (D) the employer portion of any payroll or employment taxes with respect to any Company Option exercises or cash outs, bonuses or other compensatory payments in connection the transactions contemplated by this
Agreement, (E) all Transactions Costs of the Company or its Subsidiaries or the Company
Securityholders in connection with the transactions contemplated by this Agreement, (F) any declared and unpaid dividends and dividend equivalents payable to any Company Securityholder, including holders of Company Options, (G) the retention payment to certain founders of the
Company in the amount described in Schedule 1(a), (H) the cost of the insurance referred to in
Section 6.7(b) and (I) any other items which are deducted as part of the calculation of Merger
Consideration in the definition of “Merger Consideration” set forth in subsection (oo) of this
Article 1 . The calculation of the Adjusted Working Capital Amount will be based on the Closing
Balance Sheet and the methodology used by the Company in connection with the preparation thereof shall be the same methodology used by the Company in connection with the preparation of the Company Balance Sheet and the determination of the Adjusted Working Capital Target as further described on Schedule 1(b) hereto and Section 3.4, which the parties hereto agree will be the methodology used in determining the Adjusted Working Capital Amount.

(b) “Adjusted Working Capital Target” means -$14,988,000, which is the amount equal to the Adjusted Working Capital Amount of the Company as of May 31, 2011, as
determined by the Company based on the Company Balance Sheet and attached hereto as Schedule
1(b).

(c) “Aggregate Option Exercise Amount” means an amount equal to the sum of the aggregate exercise prices of all Company Options that are outstanding immediately prior to the Effective Time.

(d) “business day” means each day that is not a Saturday, Sunday or other day on which Parent or the Company is closed for business or banking institutions located in
Houston, Texas are authorized or obligated by law or executive order to close.

(e) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of
ERISA.

(f) “Company Capital Stock” means the Company Common Stock.

(g) “Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(h) “Company Debt” means any Indebtedness of the Company outstanding as of the Closing Date.

(i) “Company Employee Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of
Section 3(3) of ERISA which is currently maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation.

(j) “Company Intellectual Property Rights” means Intellectual Property
Rights to all Intellectual Property used in the operation, conduct or maintenance of the products, business or services of the Company and it its Subsidiaries, including all Intellectual Property and
Intellectual Property Rights licensed to the Company pursuant to the Exclusive Software License
Agreement dated June 22, 2007 between Thomas A. Smith and Seismic Micro Technology, Inc.
(the “Exclusive License”), but excluding Intellectual Property licensed by the Company or its
Subsidiaries from a third Person other than pursuant to the Exclusive License.

(k) “Company IP Contract” means any Scheduled Outbound License or
Scheduled Inbound License.

(l) “Company Optionholder” means a holder of Company Options as of immediately prior to the Effective Time.

(m) “Company Products” means any product currently marketed, supported or under development by the Company or any of its Subsidiaries as of the date hereof, together with any derivative thereof or modification thereto, and any product that utilizes Company
Intellectual Property or any derivatives thereof or modifications thereto in connection with the
Company’s business.

(n) “Company Registered Intellectual Property Rights” means all of the
Registered Intellectual Property owned by, filed in the name of, or applied for by the Company or any of its Subsidiaries.

(o) “Company Securityholder” means a holder of Company Capital Stock or
Company Options as of immediately prior to the Effective Time.

(p) “Company Stock Plan” means the Company’s Equity Incentive Plan.

(q) “Company Stockholder” means a holder of Company Capital Stock as of immediately prior to the Effective Time.

(r) “Contract” means any oral or written agreement, contract, subcontract, settlement agreement, lease, instrument, note, warranty, purchase order, license, sublicense, or other legally binding commitment.

(s) “Employee” means any current or former employee, consultant, officer or director of the Company or any ERISA Affiliate.

(t) “Employee Agreement” means each employment, severance, consulting, relocation, or other agreement or contract between the Company or any ERISA Affiliate and any
Employee under which the Company or any ERISA Affiliate has a current obligation (other than (i)
standard offer letters and (ii) those agreements, contracts or understandings that are terminable by the Company or any ERISA Affiliate on no more than ninety (90) days notice without material liability or financial obligation to the Company or any ERISA Affiliate).

(u) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(v) “ERISA Affiliate” means each Subsidiary of the Company and any other person or entity under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

(w) “Escrow Agent” means U.S. Bank National Association, or any successor as determined in accordance with the Escrow Agreement.

(x) “Escrow Amount” means $30,000,000 in cash.

(y) “Escrow Fund” means the Escrow Amount held by the Escrow Agent in accordance with this Agreement and the Escrow Agreement.

(z) “Escrow Termination Date” means the date that is twelve (12) months following the Closing Date.

(aa) “Fraud” means, for the purposes of ARTICLE 8, an intentional misrepresentation by a Person.

(bb) “Fully Diluted Share Number” means the aggregate number of shares of
Company Common Stock, plus the aggregate number of shares of Company Common Stock that would be issuable upon the exercise of all Company Options issued and outstanding as of immediately prior to the Effective Time.

(cc) “Hazardous Material” means any chemical or substance that has been defined or listed by any Governmental Entity as “radioactive”, “toxic”, “hazardous” or a
“pollutant” pursuant to, or that is regulated by, applicable Environmental Laws, but excluding office and janitorial supplies properly and safely maintained.

(dd) “Indebtedness” means, with respect to any Person, without duplication:
(i) the principal of and premium and capitalized costs (if any) in respect of indebtedness of such
Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all capitalized lease obligations of such Person; (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar transaction; and (v) guarantees in respect of
Indebtedness referred to in clauses (i) through (iv) above, including accrued interest on any of the foregoing and any penalties or other fees payable in connection with the prepayment of any of the foregoing; provided, however, that notwithstanding the foregoing, Indebtedness shall not be deemed to include any accounts payable incurred in the ordinary course of business or any obligations under undrawn letter of credit.

(ee) “Indemnified Parties” means Parent and its Subsidiaries, including the
Surviving Corporation, and their respective officers and directors.

(ff) “Independent Auditor” means Deloitte, or another firm of independent auditors that has not performed work for, and is otherwise independent of, each of Parent, the
Company and the Securityholder Representative, and is mutually agreed to by the Parent and the
Securityholder Representative.

(gg) “Intellectual Property” means all intellectual property, regardless of form, including: (i) published and unpublished works of authorship, including without limitation audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, maskworks, and sound recordings (“Works of Authorship”); (ii) inventions and discoveries, including without limitation articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items (“Inventions”); (iii) words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, and product features (“Trademarks”); and (iv) information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques (“Confidential Information”).

(hh) “Intellectual Property Rights” means all rights in, arising out of, or associated with Intellectual Property, including: (i) all copyrights, copyright registrations and applications therefore and all other rights corresponding thereto throughout the world

(“Copyrights”); (ii) all United States and foreign patents and utility models, including utility patents, design patents, plant patents and plant variety protection certificates, and all registrations and applications therefore and all reissues, divisionals, re-examinations, corrections, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and other derivatives and certificates associated therewith, and equivalent or similar rights anywhere in the world in inventions and discoveries, including, without limitation, invention disclosures (“Patent Rights”);
(iii) all trade names, trade dress, logos or other corporate designations, common law trademarks and service marks, trademark and service mark registrations and applications therefore and all goodwill associated therewith throughout the world (“Trademark Rights”); and (iv) all trade secrets and other rights in know-how and confidential or proprietary information throughout the world (“Trade Secret Rights”).

(ii) “IRS” means the United States Internal Revenue Service.

(jj) “Knowledge” means with respect to the Company, with respect to any matter in question, the actual knowledge of the officers of the Company and other Employees set forth on Schedule 1(jj) as of the date of this Agreement; and with respect to Parent, with respect to any matter in question, the actual knowledge of the individuals set forth on Schedule 1(jj) as of the date of this Agreement. With respect to Intellectual Property and Intellectual Property Rights,
“Knowledge” does not require the Company to conduct, have conducted, obtain, or have obtained any freedom-to-operate opinions or similar opinions of counsel or any Patent Rights, Trademark
Rights or other Intellectual Property Rights clearance searches, and no knowledge of any thirdparty
Patent Rights, Trademark Rights, or other Intellectual Property Rights that would have been revealed by such inquiries, opinions, or searches will be imputed to the Company as a result of failure to conduct such inquiries, opinions or searches.

(kk) “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(ll) “Liens” means pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

(mm) “Losses” means all losses, liabilities, damages, costs and expenses
(including reasonable attorneys’ fees and expenses) actually suffered or incurred by any
Indemnified Party; provided, however, Losses shall not include punitive or special damages.

(nn) “Material Adverse Effect,” means any event, development, state of facts, change or effect, individually or in the aggregate, that has a material adverse effect on the business, financial condition or results of operations of an entity and its Subsidiaries, taken as a whole;
provided, that no event, development, state of facts, change or effect (by itself or when aggregated or taken together with any and all other events, developments, states of facts, changes or effects)
directly or indirectly resulting from, arising out of, or attributable to, any of the following shall be deemed to be or constitute a “Material Adverse Effect” or be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur: (i) conditions (or changes after the date hereof in such conditions) in the industry in which the entity and its
Subsidiaries operate, (ii) general economic conditions (or changes after the date hereof in such conditions) within the U.S. or any other country, (iii) conditions (or changes after the date hereof in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country, (iv) political conditions (or changes after the date hereof in such conditions) in the United States or any other country or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country, (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country, (vi) the announcement of this
Agreement or the pendency or consummation of the transactions contemplated hereby, including, but not limited to, any of the following solely attributable to such announcement or the pendency or consummation of such transactions (A) the loss or departure of officers or other employees of an entity or any of its Subsidiaries, (B) the termination or potential termination of (or the failure or potential failure to renew or enter into) any Contracts with customers, suppliers, distributors, resellers, licensors or other business partners, or (C) any other negative development (or potential negative development) in an entity's or its Subsidiaries' relationships with any of its customers, suppliers, distributors, resellers, licensors or other business partners, (vii) any actions taken or failure to take action, in each case, to which Parent has approved, consented to or requested in writing or any actions of Parent or any of its controlled Affiliates, (viii) any actions taken in compliance with the terms of, or the taking of any action required or contemplated by, this
Agreement, or the failure to take any action prohibited by this Agreement, (ix) changes in Legal
Requirements or other legal or regulatory conditions (or the interpretation thereof) or changes in
GAAP or other accounting standards (or the interpretation thereof), (x) any failure by an entity to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition);
provided in the case of each of clauses (i) through (iv) except to the extent that the entity and its
Subsidiaries are disproportionately affected thereby in any material respect relative to other companies of comparable size in the same industries and geographies in which such entity and its
Subsidiaries operate.

(oo) “Merger Consideration” means $500,000,000 in cash, (i) minus the sum of (A) the amount of any Company Debt plus (B) the absolute value of the amount, if any, by which the Adjusted Working Capital Amount is less than the Adjusted Working Capital Target plus (C) bonuses (including any profit sharing bonuses relating to the transactions contemplated by this Agreement pursuant to Employment Agreements or other Contracts) or other compensatory payments in connection with the transactions contemplated by this Agreement (including the employer portion of the Medicare taxes with respect to any of the foregoing payments and with respect to any Company Option exercises payments to be made to Company Securityholders holding Company Options pursuant to Section 2.7 hereto), plus (D) all Transactions Costs of the
Company or its Subsidiaries or the Company Securityholders in connection with the transactions contemplated by this Agreement plus (E) any declared and unpaid dividends and dividend equivalents payable to any Company Securityholder, including holders of Company Options plus

(F) the retention payment to certain founders of the Company in the amount described in Schedule
1(a) plus (G) the cost of the insurance referred to in Section 6.7(b) and (ii) plus the sum of (A) an amount, if any, by which the Adjusted Working Capital Amount is greater than the Adjusted
Working Capital Target plus (B) the amount of the Company’s cash and cash equivalents as of the
Closing; provided, however, that portions of the Merger Consideration equal to the Escrow
Amount and the Representative Reimbursement Amount shall be withheld from the amounts otherwise payable to Company Securityholders at the Closing in accordance with ARTICLE 2.

(pp) “Multiemployer Plan” means any “Pension Plan” which is a
“multiemployer plan,” as defined in Section 3(37) of ERISA.

(qq) “Officer’s Certificate” means a certificate signed by any executive officer of Parent: (i) stating that an Indemnified Party has sustained or incurred Losses, or reasonably expects to sustain or incur Losses, and (ii) specifying in reasonable detail the individual items of
Losses included in the amount so stated, the date each such item was sustained or incurred and the nature of the misrepresentation, breach of warranty or covenant to which such item is related or other basis for indemnification and the amount of Losses, if known.

(rr) “Pension Plan” means each Company Employee Plan which is an
“employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

(ss) “Per Share Payment Amount” means, with respect to (a) each share of
Company Common Stock, the Per Share Amount and (b) each share of Company Common Stock underlying any Company Options, the cash amount equal to the excess, if any, of the Per Share
Amount over the per share exercise price of such Company Option.

(tt) “Per Share Amount” means an amount of cash equal to the quotient obtained by dividing (a) the sum of (i) the Merger Consideration, plus (ii) the Aggregate Option
Exercise Amount by (b) the Fully Diluted Share Number.

(uu) “Permitted Liens” means (i) Liens for Taxes that are not yet delinquent and Liens for Taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established, (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (iii) undetermined or inchoate Liens existing as of the
Closing Date and any statutory Liens existing as of the Closing Date and claimed or held by any
Governmental Entity that have not at the time been filed or registered against title to the assets of the Company or any of its Subsidiaries or that are related to obligations that are not due or delinquent, (iv) security given in the ordinary course of business as of the Closing Date to any public utility or Governmental Entity; (v) Liens imposed on the underlying fee interest in Leased
Real Property (unless caused by the Company or any of its Subsidiaries); (vi) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the Leased Real Property which are not violated by the current use and operation thereof;
(vii) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of thereof for the purposes for which it is currently used in connection with the Company’s business; (viii) Liens arising in the ordinary course of business that are not imposed in connection with any Indebtedness and that do not materially interfere with the use or operation of the property subject thereto; and
(ix) with respect to Intellectual Property and Intellectual Property Rights, restrictions associated with third party licenses thereto.

(vv) “Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(ww) “Pro Rata Portion” means, with respect to each Company Securityholder, the quotient obtained by dividing (x) the aggregate portion of the Merger Consideration payable to such Company Securityholder pursuant to ARTICLE 2 hereof, by (y) the aggregate Merger
Consideration payable to all Company Securityholders.

(xx) “Registered Intellectual Property Rights” means all Intellectual
Property Rights that are the subject of an application, certificate, filing, registration, or other document issued by, filed with, or recorded by, any Governmental Entity in any jurisdiction, including all applications, reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations, and continuations-in-part associated with Patent Rights.

(yy) “Representative Reimbursement Amount” means $250,000.

(zz) “Spreadsheet” means a spreadsheet, substantially in the form attached hereto as Schedule 1(zz), which shall include, as of the Closing, (a)(i) the names of all Company
Stockholders and their respective addresses, (ii) the number and type of shares of Company Capital
Stock held by each Company Stockholder, (iii) the respective certificate numbers held by each
Company Stockholder, (iv) the Pro Rata Portion applicable to each Company Stockholder in respect of such Person’s Company Capital Stock, (v) the aggregate portion of the Merger
Consideration to be paid to each Company Stockholder at Closing in respect of such shares of
Company Capital Stock, and (vi) the amount of cash to be deposited into the Escrow Fund and the
Representative Reimbursement Fund with respect to each Company Stockholder in respect of such shares of Company Capital Stock, and (b)(i) the names of all Company Optionholders and their respective addresses, (ii) the number and type of shares of Company Capital Stock underlying
Company Options held by each Company Optionholder, (iii) the number of Company Options as of the Effective Time, (iv) the Pro Rata Portion applicable to each Company Optionholder in respect of such Person’s Company Options, (iv) the aggregate portion of the Merger Consideration to be paid to each Company Optionholder at Closing in respect of such Company Options, and (v) the amount of cash to be deposited into the Escrow Fund and the Representative Reimbursement Fund
on behalf of each Company Optionholder in respect of such shares of Company Capital Stock and
(vi) any dividends and dividend equivalents payable to any Company Securityholder.

(aaa) “Subsidiary” means, when used with respect to any party, any corporation or other entity, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

ARTICLE 2.
THE MERGER

2.1    The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving
Corporation.”

2.2    Effective Time; Closing. Unless this Agreement is earlier terminated pursuant to
ARTICLE 9, and subject to the provisions of this Agreement, the parties hereto shall cause the
Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the “Certificate of
Merger”) (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of
Merger) being the “Effective Time”) as soon as practicable on or after the Closing Date (as defined below). The closing of the Merger (the “Closing”) shall take place at the offices of Wilson
Sonsini Goodrich & Rosati, Professional Corporation, located at 900 South Capital of Texas
Highway, Las Cimas IV, Fifth Floor, Austin, Texas, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in ARTICLE 7 other than those that by their terms are to be satisfied or waived at the Closing), or at such other time, date and location as Parent and the Company agree upon in writing. The date on which the Closing occurs is referred to herein as the “Closing Date.”

2.3    Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law, including Section 259 of the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

2.4    Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of
Incorporation of the Surviving Corporation shall be amended and restated in its entirety to be identical to the Certificate of Incorporation of Merger Sub, until thereafter amended in accordance with Delaware Law and as provided in such Certificate of Incorporation; provided, however, that at the Effective Time, ARTICLE 1 of the Certificate of Incorporation of the Surviving Corporation
shall be amended and restated in its entirety to read as follows: “The name of the corporation is
“SMT Holding Corp.” and the Certificate of Incorporation shall be amended so as to comply with

Section 6.7(a). At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated in their entirety to be identical to the Bylaws of Merger Sub, until thereafter amended in accordance with Delaware Law and as provided in such Bylaws; provided, however, that at the
Effective Time, if necessary, the Bylaws shall be amended so as to comply with Section 6.7(a).

2.5    Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified, except as otherwise agreed to by the parties.
The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed, except as otherwise agreed to by the parties.

2.6    Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger
Sub, the Company or the holders of any shares of Company Capital Stock, the following shall occur:
(a)     Company Capital Stock. Each share of Company Capital Stock, other than any shares of Company Capital Stock to be canceled pursuant to Section 2.6(b) and the Dissenting
Shares (as defined in Section 2.6(c)(i)) will be canceled and extinguished and automatically converted into the right to receive the Per Share Payment Amount (as defined in ARTICLE 1) upon surrender of the certificate representing such share of Company Capital Stock in the manner provided in Section 2.9 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit, if required in the manner provided in Section 2.11).

(b)    Cancellation of Treasury and Parent Owned Stock. Each share of
Company Capital Stock held by the Company or Parent or any direct or indirect wholly-owned
Subsidiary (as defined in Section 3.1(a)) of the Company or of Parent immediately prior to the
Effective Time shall be canceled and extinguished without any conversion thereof.

(c)    Dissenting Shares.

(i)    Notwithstanding anything in this Agreement to the contrary, any shares of Company Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has exercised and perfected appraisal rights for such shares in accordance with Section 262 of the
Delaware General Corporation Laws (the “DGCL”) and has not effectively withdrawn or lost such appraisal rights (collectively, the “Dissenting Shares”), shall not be converted into or represent the right to consideration for Company Capital Stock set forth in Section 2.6(a), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the DGCL.

(ii)    Notwithstanding the provisions of Section 2.6(c)(i), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise)
such holder’s appraisal rights under Section 262 of the DGCL, then, as of the later of the Effective

Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock set forth in
Section 2.6(a), without interest, upon surrender of the certificate representing such shares.

(d) Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued fully paid and nonassessable share of common stock of the Surviving Corporation.

2.7    Company Options.

(a) At the Effective Time, each Company Option that is outstanding and not exercised immediately prior to the Effective Time, shall, without any action on the part of Parent, the Company or the holder thereof, pursuant to the terms of the Company Stock Plan, become fully vested, cancelled and converted into the right to receive, for each share of Company Common
Stock underlying such Company Option (each such share, a “Option Share”), a cash amount, without interest, equal to the Per Share Payment Amount, reduced by any required income or employment tax withholding.

(b) Prior to the Effective Time, the Company shall take any actions reasonably necessary to effect the transactions anticipated by this Section 2.7 under the Company Stock Plan and all Company Option agreements and any other plan or arrangement of the Company (whether written or oral, formal or informal).

2.8    Working Capital Adjustment.

(a)    At least two (2) business days prior to the Closing Date, the Company shall deliver to the Parent a statement detailing the Company’s calculation of the Adjusted
Working Capital Amount (such statement, the “Estimated Working Capital Statement” and the calculation of the Adjusted Working Capital Amount as set forth in the Estimated Working Capital
Statement, the “Estimated Adjusted Working Capital Amount”) based on a balance sheet that the Company shall have prepared as an estimate of the Company’s balance sheet as of the Closing
Date (the “Closing Balance Sheet”) and using the same methodology as in the calculation of the
Adjusted Working Capital Target as described in Schedule 1(b). Such Estimated Working Capital
Statement, subject to the approval of Parent (such approval not to be unreasonably delayed, conditioned or withheld), shall serve as the basis for the calculation of the Adjusted Working
Capital Amount for purposes of calculating the Merger Consideration at Closing.

(b)    Within forty-five (45) days after the Closing Date, Parent may prepare and deliver to the Securityholder Representative an updated statement of the Adjusted Working Capital
Amount as of the Closing Date (the “Closing Working Capital Statement”), which Closing
Working Capital Statement shall be prepared in accordance with GAAP as consistently applied by the Company together with reasonable supporting documentation and a written explanation for any variance from the Estimated Working Capital Statement. To the extent no Closing Working
Capital Statement is delivered within such forty-five (45) day time period, the Estimated Working

Capital Statement shall be final and binding on the parties hereto, and the Estimated Adjusted
Working Capital Amount shall be deemed to be the “Final Adjusted Working Capital Amount.”

(c)    Following any delivery by Parent of the Closing Working Capital
Statement in accordance with Section 2.8(b), the Securityholder Representative and his, her or its
representatives shall be given all such access as they may reasonably require during Parent’s normal business hours (or such other times as the parties may agree) to those books and records of the Company and the Surviving Corporation in the possession of, and/or under the control of,
Parent, and access to such personnel or representatives of the Company and Parent as they may reasonably require for the purposes of resolving any disputes or responding to any matters or inquiries raised concerning the Closing Working Capital Statement and/or the calculation of the
Adjusted Working Capital Amount.

(d)    The Securityholder Representative shall have thirty (30) days following the date of delivery by Parent to the Securityholder Representative of the Closing Working Capital
Statement to provide Parent with a written certificate confirming that Parent’s calculation of the
Adjusted Working Capital Amount as set forth in the Closing Working Capital Statement is correct
(the “Confirmation Certificate”) or notifying Parent in writing of any good faith objections to specific components of the calculation of the Adjusted Working Capital Amount as set forth on the
Closing Working Capital Statement (a “Working Capital Dispute Notice”). If a Confirmation
Certificate is delivered by or on behalf of the Securityholder Representative pursuant to this
Section 2.8(d) or if within such thirty (30) day period no Confirmation Certificate or Working
Capital Dispute Notice has been delivered by or on behalf of the Securityholder Representative, the
Adjusted Working Capital Amount set forth in the Closing Working Capital Statement shall be deemed to be final and binding on the parties to this Agreement.

(e)    If the Securityholder Representative shall object to all or a portion of the components of the Closing Working Capital Statement or Parent’s calculation of the Adjusted
Working Capital Amount as reflected in the Working Capital Dispute Notice, a representative of
Parent, on the one hand, and the Securityholder Representative, on the other, shall negotiate with one another and attempt in good faith to resolve any such objection within twenty (20) days of the receipt by Parent of the Working Capital Dispute Notice.

(f)    If Parent and the Securityholder Representative shall be unable to resolve any such dispute within such twenty (20) day period, Parent and the Securityholder Representative
(either together or separately) shall be entitled to submit the dispute to the Independent Auditor.
Each of the parties to this Agreement shall, and shall cause their respective officers, directors, employees, and representatives to, provide full cooperation to the Independent Auditor. The
Independent Auditor shall (i) act in its capacity as an expert and not as an arbitrator, (ii) consider only those matters as to which there is a dispute between the parties and (iii) be instructed to reach its conclusions regarding any such dispute within thirty (30) days after its appointment and provide a written explanation of its decision. In the event that Parent and the Securityholder Representative shall submit any dispute to the Independent Auditor, each such party may submit a “position paper” to the Independent Auditor setting forth the position of such party with respect to such dispute, to be considered by such Independent Auditor as it deems fit. All fees and expenses relating to the engagement of the Independent Auditor shall be paid 50% by the Parent and 50% by the Securityholder Representative.

(g)    If the Securityholder Representative does not deliver a Working Capital
Dispute Notice in accordance with the procedures set forth in Section 2.8(d) above, the Closing
Working Capital Statement (together with Parent’s calculation of the Adjusted Working Capital
Amount) shall be deemed to have been accepted by all of the parties to this Agreement. In the event that the Securityholder Representative delivers a Working Capital Dispute Notice in accordance with the provisions above and Parent and the Securityholder Representative are able to resolve such dispute by mutual agreement, the Closing Working Capital Statement, together with the calculation of the Adjusted Working Capital Amount, to the extent modified by the mutual agreement of such parties, shall be deemed to have been accepted by all of the parties to this
Agreement. In the event that the Securityholder Representative delivers a Working Capital Dispute
Notice in accordance with the provisions set forth above and Parent and the Securityholder
Representative are unable to resolve such dispute by mutual agreement, the determination of the
Independent Auditor shall be final and binding on the parties to this Agreement, together with the calculation of the Adjusted Working Capital Amount, to the extent modified by the Independent
Auditor, shall be deemed to have been accepted by all of the parties to this Agreement. The
Adjusted Working Capital Amount as finally determined pursuant to this Section 2.8(g) shall be referred to herein as the “Final Adjusted Working Capital Amount.”

(h)    In the event that it is determined that (i) the Final Adjusted Working
Capital Amount is less than the Estimated Adjusted Working Capital Amount (the “Shortfall
Amount”), Parent and the Securityholder Representative shall instruct the Escrow Agent to promptly (but in no event more than five (5) business days following the determination of the Final
Adjusted Working Capital Amount) release from the Escrow Fund and deliver to Parent an amount in cash equal to the Shortfall Amount, and (ii) the Final Adjusted Working Capital Amount
exceeds the Estimated Adjusted Working Capital Amount (the “Excess Amount”), Parent shall promptly (but in no event more than five (5) business days following the determination of the Final
Adjusted Working Capital Amount) pay to the Company Securityholders an amount of cash equal to the Excess Amount in accordance with their respective Pro Rata Portions in accordance with
Section 2.9. In addition to the definition in the previous sentence, the Shortfall Amount or Excess
Amount shall additionally include any amount by which the actual amounts of items (A) through
(G) in the definition of Merger Consideration exceed or fall short of, respectively, the amounts deducted to determine the Merger Consideration at Closing; provided, however, no amounts shall be included in the Shortfall Amount or Excess Amount pursuant to this sentence if such amounts have already been accounted for in the Final Adjusted Working Capital Amount.

2.9    Surrender of Certificates.

(a)    Exchange Procedures. Within two (2) business days following the date of this Agreement, Parent shall mail to each holder of record (as of the date hereof) of a certificate or certificates or an instrument or instruments (the “Certificates”), which immediately prior to the
Effective Time represented (i) outstanding shares of Company Capital Stock whose shares are being converted into the right to receive the Merger Consideration as set forth herein and (ii) the

Company Options which are being converted into the right to receive the Merger Consideration as set forth herein: (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the
Parent and shall be in such form and have such other provisions as are reasonably acceptable to the
Company) and (B) instructions for use in effecting the surrender of the Certificates in exchange for cash constituting the Merger Consideration (less amounts of cash to be deposited in the Escrow
Fund and the Representative Reimbursement Amount with respect to such Company
Securityholder in accordance with ARTICLE 8); provided, however, that Parent shall be entitled to rely upon, and shall rely upon, information provided by the Company regarding Company Options which are being converted into the right to receive Merger Consideration as set forth herein, and shall not require holders of Company Options to surrender any Certificates related thereto as a condition to receipt of the appropriate portion of the Merger Consideration. Upon surrender of
Certificates for cancellation to the Parent (if required), together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of record of such Certificates shall be entitled to receive at the Effective Time in exchange therefor the amount of cash constituting the Merger Consideration to which such holder is entitled hereunder as specified on the Spreadsheet (less amounts of cash to be deposited in the Escrow Fund and the
Representative Reimbursement Amount with respect to such Company Securityholder in accordance with ARTICLE 8) (the “Closing Consideration”) and the Certificates so surrendered shall forthwith be cancelled. Any Securityholder that surrenders its Certificates and delivers its letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, shall be entitled to receive within three (3) Business Days after such delivery (or if surrendered and delivered prior to the Closing Date, on the Closing Date) in exchange therefor its
Closing Consideration, and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration into which such securities shall have been so converted.

(b)    Required Withholding. Each of Parent, the Escrow Agent and the
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company
Capital Stock or Company Options such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended the (“Code”). To the extent such amounts are so deducted or withheld and remitted to the appropriate Governmental Entity, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

(c)    No Liability. Notwithstanding anything to the contrary in this Section 2.9, neither the Surviving Corporation nor any party hereto shall be liable to a holder of shares of
Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.10    No Further Ownership Rights in Company Capital Stock. All cash paid upon the surrender for exchange of shares of Company Capital Stock and Company Options in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock and Company Options, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital
Stock or Company Options which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE 2.

2.11    Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Parent shall transfer in exchange for such lost, stolen or destroyed
Certificates, upon the making of an affidavit of that fact by the holder thereof, such amount of cash constituting the Merger Consideration; provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Person who is the owner of such lost, stolen or destroyed Certificates to provide an indemnification agreement in a form and substance reasonably acceptable to the Parent against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.12    Adjustments. The per share amounts of any Merger Consideration payable to
Company Securityholders hereunder, and any other applicable numbers or amounts, shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend
(including any dividend or distribution of securities convertible into Company Capital Stock), reorganization, recapitalization, reclassification or other like change with respect to Company
Capital Stock occurring or having a record date on or after the date hereof and prior to the Effective
Time.

2.13    Further Action. At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the
Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are identified in the disclosure letter (which shall deemed to be the case if such disclosure letter either references the appropriate section, subsection, paragraph and subparagraph numbers hereof or if the applicability or relevance of the disclosure therein to any section hereof is reasonably apparent on the face of such disclosure) supplied by the Company to Parent (the
“Company Disclosure Letter”) on the date hereof and as of Closing Date (other than the representations and warranties which are as of a specified date, which speak only as of such date), as follows:

3.1    Organization; Standing and Power; Charter Documents; Subsidiaries.

(a)    Organization; Standing and Power. The Company and each of its
Subsidiaries (i) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization set forth in Section
3.1(c) of the Disclosure Letter (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b)    Charter Documents. The Company has delivered or made available to
Parent: (i) a true and correct copy of the Certificate of Incorporation and Bylaws of the Company,
each as amended to date (collectively, the “Company Charter Documents”) and (ii) the
Certificate of Incorporation and Bylaws, or like organizational documents (collectively,
“Subsidiary Charter Documents”), of each of its Subsidiaries. The Company is not in violation of any of the provisions of the Company Charter Documents and each Subsidiary is not in material violation of its respective Subsidiary Charter Documents.

(c)    Subsidiaries. Section 3.1(c) of the Company Disclosure Letter sets forth each Subsidiary of the Company as of the date hereof and the authorized, issued and outstanding shares of capital stock of each Subsidiary. Except as set forth in Section 3.1(c) of the Company
Disclosure Letter, all the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all applicable Legal Requirements and are owned by the Company, a wholly-owned Subsidiary of the Company, or the Company and another wholly-owned Subsidiary of the Company, free and clear of all Liens, except for restrictions imposed by applicable securities laws. Other than the Subsidiaries of the Company, neither the
Company nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other Person.

3.2    Capital Structure.

(a)    Capital Stock. As of the date of this Agreement, the authorized capital stock of Company consists of: 30,000,000 shares of Company Common Stock 20,084,654 of which are issued and outstanding. As of the date of this Agreement, 2,822,222 shares of Company
Common Stock are reserved for issuance upon exercise of options granted pursuant to the
Company Stock Plan (the “Company Options”), 2,613,779 of which are subject to outstanding
Company Options as of the date hereof. No shares of Company Common Stock are owned or held by any Subsidiary of the Company. All of the outstanding shares of Company Common Stock of the Company are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. A true and complete list of record holders of the issued and outstanding
Company Common Stock and Company Options, including the number owned by each holder, the applicable exercise price for the Company Options, is set forth in Section 3.2(a) of the Company
Disclosure Letter. The Spreadsheet to be delivered at Closing will be true, complete and correct.

(b)    Other Securities. Except as otherwise set forth in this Section 3.2, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting debt, equity equivalent, interest in ownership or earnings of the Company
(including phantom stock or stock appreciation rights) or other securities of the Company or any of its Subsidiaries. All outstanding shares of Company Common Stock and all outstanding Company
Options have been issued and granted in compliance with all applicable Legal Requirements.
There are not any outstanding Contracts of the Company that require the Company to
(i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (ii) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries. Except as set forth in Section
3.2(b) of the Company Disclosure Letter, the Company is not a party to any voting agreement with respect to shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there are no irrevocable proxies and no voting agreements or voting trusts with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. The Company Stock Plan authorizes the cancellation of Options at the Effective Time as provided in Section 2.7.

3.3    Authority; Non-Contravention; Necessary Consents.

(a)    Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the approval and adoption of this Agreement by the Company’s stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the approval and adoption of this Agreement by the Company’s stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of a majority of the issued and outstanding shares of Company Common Stock to adopt this
Agreement is the only vote of the holders of any class or series of the Company Capital Stock necessary to adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the
Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (A) as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law), and

(B) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.

(b)    Non–Contravention. The execution and delivery of this Agreement by the
Company does not, and performance of this Agreement by the Company will not: (i) conflict with or violate the Company Charter Documents or any Subsidiary Charter Documents of any
Subsidiary of the Company, (ii) subject to obtaining the approval and adoption of this Agreement by the Company’s stockholders as contemplated in Section 3.3(a) and compliance with the requirements set forth in Section 3.3(c), conflict with or violate any material Legal Requirement applicable to the Company, or (iii) result in any material breach of or constitute a material default
(or an event that with notice or lapse of time or both would become a material default) under, or materially impair the Company’s rights or materially alter the rights or obligations of any Person under, or give to others any rights of termination, material amendment, acceleration or cancellation of, or result in the creation of a material Lien on any of the properties or assets of the Company or any of its Subsidiaries or, except as set forth in Section 3.3(b) of the Company Disclosure Letter, require notice to or consent of any Person pursuant to any Company Material Contract (as defined in Section 3.16(a)).

(c)    Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the
“HSR Act”) and satisfaction of such other requirements of the comparable laws of other jurisdictions, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or “blue sky” laws and the securities laws of any foreign country, (iv) such other consents, authorizations, filings, approvals and registrations set forth in Section 3.3(c) of the Company Disclosure Letter and (v) such consents, authorizations, filings, approvals and registrations, which if not obtained or made would not be material individually or in the aggregate to the Company or any of its Subsidiaries. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in this Section
3.3 are referred to herein as the “Necessary Consents.”

3.4    Financial Statements. Section 3.4 of the Company Disclosure Letter sets forth the
Company’s unaudited balance sheet, income statement and statement of cash flows of the
Company as of the five month period ended May 31, 2011, and the audited balance sheet, income statement and statement of cash flows of the Company for the years ended December 31, 2008,
December 31, 2009 and December 31, 2010 (collectively, the “Financial Statements”). The

Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except that unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The
Financial Statements present fairly in all material respects the financial condition, operating results and cash flows of the Company and its consolidated Subsidiaries as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal yearend audit adjustments. The Company maintains a standard system of accounting established and administered in accordance with GAAP. The Company’s unaudited balance sheet as of May 31,
2011, is referred to as the “Company Balance Sheet.”

3.5    Undisclosed Liabilities. Except as disclosed in the Financial Statements, as of the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations of a nature required to be disclosed on a consolidated balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole, except for
(i) liabilities shown on the Company Balance Sheet which are not in excess of the amounts so shown, (ii) liabilities which have arisen in the ordinary course of business since the date of the
Company Balance Sheet which are not individually or in the aggregate materially adverse to the
Company and its Subsidiaries taken as a whole, (iii) liabilities incurred in connection with this
Agreement or the transactions contemplated hereby or (iv) liabilities that are included in calculating the estimated Adjusted Working Capital Amount and that are not in excess of the amounts so included.

3.6    Absence of Certain Changes or Events. Since the date of the Company Balance
Sheet the Company and its Subsidiaries have each conducted its business only in the ordinary course and consistent with prior practice, and there has not been:

(a)    any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its
Subsidiaries’ capital stock;

(b)    any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any of the Company Capital Stock or any other securities of the Company or its
Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, except for repurchases from Employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements;

(c)    any split, combination or reclassification of any of the Company’s or any of its Subsidiaries’ capital stock;

(d)    any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP;

(e)    any material revaluation by the Company of any of its assets, including writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business;

(f)    the adoption of any new severance plan or other Company Employee Plan, or amendment or modification or alteration in any respect of any severance plan, agreement or arrangement or other Company Employee Plan existing on the date hereof;

(g)    any modifications, amendments or changes to the Company Charter
Documents;

(h)    any incurrence of Indebtedness by the Company or its Subsidiaries;

(i)    any material modification to the terms of any Employee Agreement or material increase in the compensation payable by the Company or its Subsidiaries;

(j)    any acquisition or agreement to acquire by merging or consolidating with, or by purchasing any material equity or voting interest in or a material portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material to the Company’s business;

(k)    any acceleration of the billing of customers or the collection of their accounts receivable or any delay in payment of accounts payable or accrued expenses or the deferment of expenses in each case which is outside the Company’s ordinary course of business and consistent with past practice;

(l)    any action taken by the Company or its Subsidiaries that legally bind the
Company or its Subsidiaries to take any of the foregoing actions described in this Section 3.6; or

(m)    any material adverse change in the assets, liabilities, properties, business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

3.7    Taxes.

(a)    Definition. For the purposes of this Agreement, the term “Tax” or, collectively, “Taxes” means any and all U.S. federal, state, local and non-U.S. taxes and other like governmental charges, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

(b)    Tax Returns and Audits.

(i)    The Company and each of its Subsidiaries have prepared and timely filed all U.S. federal, state, local and non-U.S. returns, estimates, information statements and reports (“Tax Returns”) required to be filed relating to any and all Taxes concerning or attributable to the Company, its Subsidiaries or their respective operations, and such Tax Returns have been completed in accordance with applicable law in all material respects.

(ii)    The Company and each of its Subsidiaries have paid to all
Governmental Entities all Taxes required to be withheld and paid over.

(iii)    Neither the Company nor any of its Subsidiaries has executed any outstanding waiver of any statute of limitations on or outstanding extension of the period for the assessment or collection of any Tax.

(iv)    No audit or other examination of any Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination. No claim has been made in writing by any Governmental Entity that the Company or any of its Subsidiaries is subject to Tax in a jurisdiction in which it does not file Tax Returns.

(v)    Neither the Company nor any of its Subsidiaries has any liabilities for unpaid Taxes which have not been accrued or reserved on the Company Balance Sheet, and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes since the date of the Company Balance Sheet other than in the ordinary course of business or as a result of the transactions contemplated by this Agreement.

(vi)    There are no Liens on the assets of the Company or any of its
Subsidiaries relating to or attributable to Taxes other than Permitted Liens.

(vii)    The Company is not, nor has been at any relevant time, a “United
States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(viii)    Neither the Company nor any of its Subsidiaries (a) has ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company),
(b) owes any amount under any Tax sharing, indemnification or allocation agreement, (c) has any liability for the Taxes of any Person (other than Company or any of its Subsidiaries) under Treas.
Reg. § 1.1502-6 (or any similar provision of state, local or non-U.S. law), as a transferee or successor, by contract, or otherwise. Neither the Company nor any of its Subsidiaries is a member of a group of companies for value added tax purposes or has applied for such treatment.

(ix)    Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(x)    Neither the Company nor any of its Subsidiaries has engaged in a reportable or “listed transaction” as defined in IRS §6707A(c), or similar transaction.

3.8    Intellectual Property Rights.

(a)    Company Registered Intellectual Property Rights. Section 3.8(a) of the
Company Disclosure Letter lists, as of the date of this Agreement, (i) all Company Registered
Intellectual Property Rights and, if applicable, the jurisdiction in which each item of Company
Registered Intellectual Property Rights has been issued, filed, or recorded; (ii) all actions that must be taken by the Company within 60 days of the Closing Date to continue prosecution or maintenance of the Company Registered Intellectual Property Rights; and (iii) any claims, suits, actions, or proceedings pending with respect to any Company Registered Intellectual Property
Rights. To the Knowledge of the Company, all fees and documents necessary to, as applicable, prosecute and maintain each material item of Company Registered Intellectual Property Rights have been paid or filed with the relevant Governmental Entities.

(b)    Validity. Each material item of Company Registered Intellectual Property
Rights is valid and subsisting as of the date of this Agreement. To the Knowledge of the Company, all of the Company’s licenses to each material item of Intellectual Property Rights owned by a third
Person are valid and subsisting as of the date of this Agreement.

(c)    Ownership. The Company owns, or is licensed or otherwise possess legally enforceable rights to use, all Intellectual Property that is used in the products, services, and/or business of the Company and its Subsidiaries. The Company owns the Company
Intellectual Property Rights free and clear of Liens (except Permitted Liens). The Company has not received a written notice from any third party pursuant to which such third party claims to own any Company Intellectual Property Rights.

(d)    Restrictions and Obligations. The Company may exercise, transfer, or license each material item of Company Intellectual Property Rights, including each material item of Company Registered Intellectual Property Rights without restriction or payment to a third party.
The Company is not obligated to transfer or license any material item of Company Intellectual
Property Rights to a third party.

(e)    Confidential Information. The Company takes reasonable steps to maintain the secrecy of Confidential Information from which the Company and its Subsidiaries derive independent economic value, actual or potential, from the Confidential Information not being generally known.

(f)    Infringement by Company. The conduct of the Company’s and its
Subsidiaries business does not infringe, misappropriate, or otherwise violate, and has not infringed, misappropriated, or otherwise violated, Intellectual Property Rights of a third Person except where such infringement, misappropriation, or violation individually or in the aggregate would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The
Company has not received written notice of a claim that the conduct of the Company’s business infringes, misappropriates, or otherwise violates the Intellectual Property Rights of a third Person.

(g)    Infringement of Company Intellectual Property Rights. To the Knowledge
of the Company, no third party is infringing, misappropriating, or otherwise violating the Company
Intellectual Property Rights in a manner that is material to the Company and its Subsidiaries, taken as a whole.

(h)    Proprietary Information Agreements. The Company and each of its
Subsidiaries have required, and use reasonable efforts to enforce, each employee and individual independent contractor who is involved in the development of material Intellectual Property that is included in a Company Product to execute one or more agreements with provisions relating to the protection of the Company’s Confidential Information and the exclusive ownership by the
Company of all Intellectual Property and Intellectual Property Rights developed within the scope of the individual’s employment or independent contractor relationship with the Company or any of its
Subsidiaries. The Company and its Subsidiaries have obtained exclusive ownership of all works of authorship and inventions developed with the funding or facilities or other resources of the
Company or its Subsidiaries made by their employees, consultants and contractors within the scope of the individual’s employment or independent contractor relationship with the Company or any of its Subsidiaries.

(i)    Company IP Contracts.

(i)    Section 3.8(i) of the Company Disclosure Letter lists as of the date hereof all material Contracts currently in effect to which the Company or any of its Subsidiaries is a party under which the Company or any of its Subsidiaries has granted a license under any
Company Intellectual Property Rights to any third Person (other than Contracts entered into in the ordinary course of business pursuant to one of the Company’s standard Contracts in the forms attached to Section 3.8(i) of the Company Disclosure Letter (or in a form substantially similar to, or with provisions with substantially similar legal effect as the provisions of such forms), Contracts involving less than $250,000 of payments to the Company or any of its Subsidiaries per year, confidentiality or nondisclosure Contracts entered into in the ordinary course of business, and
Contracts to use the Company’s or any of its Subsidiary’s Trademarks in connection with such
Third Party’s performance under a broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting, or advertising agreement) (“Scheduled Outbound Licenses”).

(ii)    Section 3.8(i) of the Company Disclosure Letter lists as of the date hereof all material Contracts currently in effect to which the Company or any of its Subsidiaries is a party under which any third Person has granted to the Company or any of its Subsidiaries any license to Intellectual Property Rights (other than nonexclusive Contracts for commercially-available off-the-shelf Intellectual Property, any Contracts to use a Third Party’s Trademarks in
connection with the Company’s or any of its Subsidiary’s performance under a broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing, consulting, or advertising agreement, Contracts with employees or individual independent contractors for the assignment of, or license to, the exclusive rights to Intellectual
Property or the exclusive rights to Intellectual Property Rights entered in to in the ordinary course of business, confidentiality or nondisclosure Contracts entered into in the ordinary course of business, Contracts for the purchase or use of equipment or materials, Contracts that are ancillary to the purchase or use of equipment or materials (e.g., support and maintenance contracts), and
Contracts involving payments by the Company or any of its Subsidiaries of less than $250,000 per year (“Scheduled Inbound Licenses”).

(iii)    True, complete and correct copies of all Company IP Contracts have been made available to Parent. To the Knowledge of the Company, all of the Company IP
Contracts are in force and effect (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally).
Neither the Company or its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in material breach of a Company IP Contract.

(iv)    The consummation of the Merger will not result in a material breach or other material violation of any Company IP Contract that would allow any other Person thereto to modify, cancel, terminate or otherwise suspend the operation thereof.

(v)    Following the Effective Time, the Surviving Corporation will be permitted to exercise all of the Company’s rights under all Company IP Contracts (including, without limitation, the right to receive royalties), to the same extent the Company or its
Subsidiaries would have been able to had the Merger not occurred and without being required to pay any material additional amounts or consideration other than fees, royalties or payments which the Company or its Subsidiaries would otherwise be required to pay had the Merger not occurred.

(j)    Company Products.

(i)    Section 3.8(j)(i) of the Company Disclosure Letter lists all of the
Company Products. The Company Products and the Company’s or its Subsidiaries’ rights therein:
(i) are free of any Lien (except Permitted Liens), and (ii) with respect to Contracts that the
Company is a party to, are not subject to any contractual restriction that would prevent the
Company Products from being licensed, sublicensed, marketed, modified or otherwise used or sold by the Company or its Subsidiaries in the ordinary course of business as currently conducted without restriction, and without any payment or other obligation to any other Person and (iii) to the
Knowledge of the Company, are not subject to any legal restriction or contractual restriction pursuant to Contracts the Company is not a party to that would prevent the Company Products from being licensed, sublicensed, marketed, modified or otherwise used or sold by the Company or its Subsidiaries in the ordinary course of business as currently conducted without restriction, and without any payment or other obligation to any other Person. The consummation of the Merger will not alter any of the rights described in the preceding sentence. The Company Products conform in all material respects to all specifications and other documentation provided by the
Company and its Subsidiaries to customers of such Company Products and all warranties or other contractual commitments made by the Company and its Subsidiaries in connection therewith.

(ii)    Except as set forth in Section 3.8(j)(ii) of the Company Disclosure
Letter, there is no software, code or applications owned by any Person other than the Company or its Subsidiaries, including shareware and open source materials, that is included in any of the

Company Products other than software, code or applications included in the Company Products pursuant to any of the Scheduled Inbound Licenses. Except for public domain information or as set forth on Section 3.8(j)(ii) of the Company Disclosure Letter, there is no third-party data incorporated in any of the Company Products. The Company and its Subsidiaries are not under any contractual or other obligation, other than in the ordinary course of business, to provide software development, enhancements or customized software or data or to otherwise enhance, develop or customize any of the Company Products in any way or to delivery any new products or functionality.

(iii)    The Company Products are distributed to customers pursuant to the terms of agreements that provide that the Company or its Subsidiaries retain title to the
Company Products. No claims with respect to the Company Products by or against any past or present employees of the Company or its Subsidiaries have been made, and to the Knowledge of the Company, no reasonable basis for any such claims exists.

(iv)    None of the Company Products are subject to any open source software license (including any “copyleft” license) or other license that (i) could or does require, or could or does condition the use or distribution of the Company Product on, the disclosure, licensing or distribution of any source code for any portion of the Company Product, or (ii) could or does otherwise impose any limitation, restriction or condition on the right or ability of the Company or its Subsidiaries to use or distribute the Company Products.

(v)    Except as set forth on Section 3.8(j)(v) of the Company Disclosure
Letter, no source code for any Company Product has been delivered, licensed or made available to any escrow agent or other Person (other than a current or former Employee). The Company and its
Subsidiaries have no duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Product to any escrow agent or other Person except set forth on Section 3.8(j)(v). No event has occurred, and no circumstance or condition exists, including consummation of the Merger, that (with or without notice or lapse of time) will, or to the Knowledge of the Company could reasonably be expect to, result in the delivery, license or disclosure of any source code for any Product to any other Person.

3.9    Compliance; Permits.

(a)    Compliance. Neither the Company nor any of its Subsidiaries is in
conflict with, or in default or in violation of, any material Legal Requirement applicable to the
Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound or affected. The Company and its Subsidiaries have not received any written notice within the past three (3) years of any present or past failure by it to comply with any Legal Requirement. There is no judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries.

(b)    Permits. The Company and its Subsidiaries hold, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals (“Permits”) from Governmental Entities that are material to the operation of the Company’s business taken as a whole (collectively, “Company Permits”). As of the date hereof, no suspension or cancellation of any of the material Company Permits is pending or, to the Knowledge of the Company, threatened. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits.

3.10    Litigation. There are no claims, suits, actions or proceedings pending or, to the
Knowledge of the Company, threatened, by or against the Company or any of its Subsidiaries or any employee, officer or director for which the Company or its Subsidiaries has an obligation to indemnify or defend in their capacity as such, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator. Except as set forth in Section
3.10 of the Company Disclosure Letter, there have been no suits, actions or proceedings by or against the Company or its Subsidiaries or any such Person during the three year period prior to the date hereof.

3.11    Brokers’ and Finders’ Fees; Fees and Expenses. Except for fees payable to Simmons
& Company International, neither the Company nor its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.12    Employee Benefit Plans.

(a)    Schedule. Section 3.12(a) of the Company Disclosure Letter sets forth a list as of the date hereof of each Company Employee Plan and each Employee Agreement. Neither the Company nor any ERISA Affiliate has any commitment to establish any new Company
Employee Plan or Employee Agreement, to materially modify any Company Employee Plan or
Employee Agreement (except to the extent required by applicable Legal Requirements or to conform any such Company Employee Plan or Employee Agreement to any Legal Requirements or
as required by this Agreement), or to adopt or enter into any Company Employee Plan or Employee
Agreement.

(b)    Documents. The Company has provided or made available to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each
Company Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each
Company Employee Plan; (iii) the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters; and (vii) the three (3) most recent plan years discrimination tests for each Company Employee Plan for which such test is required.

(c)    Benefit Plan Compliance. In all material respects, each Company
Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable Legal Requirements, including but not limited to ERISA or the
Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code is subject to a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS and to the Company’s Knowledge, nothing has occurred that is likely to adversely affect such qualified status. No “prohibited transaction,” within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under
Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no current actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee
Plan or against the assets of any Company Employee Plan. There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any Governmental
Entity with respect to any Company Employee Plan. Neither the Company nor any ERISA
Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Each Company Employee
Plan that provides deferred compensation subject to Section 409A of the Code is in material compliance with Section 409A in form and operation.

(d)    No Pension or Welfare Plans. Neither the Company nor any ERISA
Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any
(i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code;
(ii) Multiemployer Plan; (iii) “multiple employer plan” as defined in ERISA or the Code; or (iv) a
“funded welfare plan” within the meaning of Section 419 of the Code. No Company Employee
Plan provides health benefits that are not fully insured through an insurance contract. The
Company has no ERISA Affiliate other than the Subsidiaries.

(e)    No Post-Employment Obligations. Except as set forth in Section 3.12(e)
of the Company Disclosure Letter, no Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Legal
Requirements.

(f)    Effect of Transaction. Except as set forth on Section 3.12(f) of the
Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan or Employee
Agreement or otherwise that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No payment or benefit which will or may be made by the Company or its ERISA Affiliates to any Employee will be characterized as a
“parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(g)    Employment Matters. Neither the Company nor any of its Subsidiaries is
in conflict with, or in default or in violation of any applicable Legal Requirements or collective bargaining agreements or arrangements respecting employment, employment practices, terms and conditions of employment, Tax withholding (including with respect to classification of employees, consultants and independent contractors and the filings and withholdings required therefor)
prohibited discrimination, equal employment, fair employment practices, immigration status, employee safety and health, and wages and hours, except for those conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to be material to the
Company and its Subsidiaries, taken as a whole.

(h)    Labor. Section 3.12(g) of the Company Disclosure Letter sets forth a true and complete list of all employees of the Company and the Subsidiaries, including name, title, date of hire, current base salary, date and amount of last increase and bonus or other incentive arrangement and indicating any employees on a permitted leave of absence. The Company is not a party to any collective bargaining agreement or union contract with respect to employees of the
Company or its Subsidiaries and no collective bargaining agreement is being negotiated by the
Company or any of its Subsidiaries. There is no labor dispute, strike or work stoppage against the
Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened or reasonably anticipated which may materially interfere with the respective business activities of the
Company or any of its Subsidiaries. None of the Company, any of its Subsidiaries or any of their respective representatives or employees of the Company or its Subsidiaries has committed any material unfair labor practice in connection with the operation of the respective businesses of the
Company or any of its Subsidiaries. There are no actions, suits, claims, or proceedings pending, or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, relating to any labor, safety or discrimination matters involving any employee of the Company or its Subsidiaries, including, without limitation, charges of material unfair labor practices or discrimination complaints.

3.13    Real Property. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property. Section 3.13 of the Company Disclosure Letter sets forth a list of the real property currently leased, subleased or licensed by or from the Company or its Subsidiaries (the
“Leased Real Property”). The Company and its Subsidiaries have provided or made available to
Parent true, correct and complete copies of all leases, lease guaranties, subleases, agreements for the leasing, use or occupancy of the Leased Property, including all amendments, terminations and modifications thereof (the “Leases”). There is not, under any of the Leases, any material default by the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, by and other party thereto. To the Knowledge of the Company, there are no other parties occupying, or with a right to occupy, the Leased Real Property other than the Company or any of its Subsidiaries. The
Leased Real Property is in good operating condition (normal wear and tear excepted).

3.14    Assets. With respect to the machinery, equipment, furniture, fixtures and other tangible property and assets purported to be owned, leased or used by the Company or any of its
Subsidiaries which are material to the Company, the Company owns all such assets free and clear of all Liens, except Permitted Liens, and such assets are in good operating condition (normal wear and tear excepted). For purposes of clarity, this Section 3.15 does not relate to real property (such items being the subject of Section 3.13) or Intellectual Property Rights (such items being solely the subject of Section 3.8).

3.15    Environmental Matters. (i) The Company is in material compliance with all applicable Legal Requirements promulgated by any Governmental Entity which prohibit, regulate, or control any Hazardous Material (“Environmental Laws”); (ii) the Company has not received any written notice of any claim or order alleging the Company’s violation of, or liability under any
Environmental Law which has not heretofore been cured; and (iii) there is no action or proceeding pending against the Company alleging the Company’s failure to comply with Environmental Laws.
The Parties agree that the only representations and warranties of the Company in this Agreement which relate to Environmental Laws or a Hazardous Material are those contained in this
Section 3.15.

3.16    Contracts.

(a)    Material Contracts. For purposes of this Agreement, “Company Material
Contract” means:

(i) any Contract containing any covenant limiting the right of the
Company or any of its Subsidiaries to engage in any line of business;

(ii) any Contract granting any third Person the right to distribute
Company Products or services;

(iii) any Contract or commitment relating to the disposition or acquisition by the Company of assets or any interest in any business enterprises outside the ordinary course of business;

(iv) any Contracts that contain “most favored nation” pricing provisions;

(v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing or money;

(vi) any other Contract that involves a payment to or from the
Company in excess of $250,000 on its face in any individual case; and

(vii) any material Company IP Contracts listed in Section 3.8(i) of the
Company Disclosure Letter.

(b)    No Breach. True, complete and correct copies of all Company Material
Contracts have been made available to Parent. All Company Material Contracts are enforceable against the Company and, to the Knowledge of the Company, against the other parties thereto except in each case (i) as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law), and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a court of competent jurisdiction before which any proceeding may be brought. Neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a material default under the provisions of, any Company Material Contract or give rise to a material liability of the Company or its Subsidiaries under any material Contract.
The Company and its Subsidiaries have never been suspended or debarred from bidding on contracts or subcontracts for or with any Governmental Entity and no suspension or debarment actions have been commenced or, to the Knowledge of the Company, threatened against the
Company or its Subsidiaries or any of their respective Employees. The Company and its
Subsidiaries do not have in effect and are not required to have in effect any security clearances in connection with the operation of its business. Each Contract granting any Third Party the right to distribute Company Products or services is terminable by the Company on no more than thirty (30)
days notice without liability or financial obligation of the Company or any of its Subsidiaries.

3.17    Insurance. The Company maintains insurance of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the
Company and in a similar stage of development. All premiums due and payable under all such policies have been paid, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no Knowledge of any threatened termination of, or premium increase with respect to, any such policy, except in accordance with the terms thereof.

3.18    Absence of Certain Commercial Practices, Related Parties. None of the Company,
its Subsidiaries, their respective directors, officers or employees, nor to the Company’s
Knowledge, its stockholders or agents, in each case acting on the Company’s behalf, have (a) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier or governmental employee or official or any other Person which is, or could reasonably be expected to be, in a position to materially help or materially hinder the Company or its Subsidiaries or assist the Company or its Subsidiaries in connection with any proposed transaction, which gift or similar benefit, if not given in the past, could reasonably be expected to have adversely affected the assets, business, prospects, condition (financial or otherwise) or results or operations of the
Company or its Subsidiaries, or which, if not continued in the future, could reasonably be expected to adversely affect the assets, business, prospects, condition (financial or otherwise) or results or operations of the Company or its Subsidiaries, or (b) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or otherwise or established or maintained any unlawful or unrecorded funds. None of the Company, its Subsidiaries, their respective directors, officers or employees, nor to the Company’s Knowledge, its stockholders or agents, in each case acting on the
Company’s behalf, have accepted or received any unlawful contributions, payments, gifts or expenditures. The rights, property and assets of the Company and its Subsidiaries include all rights, properties and other assets necessary for the conduct of the business of the Company and its
Subsidiaries as conducted by the Company and its Subsidiaries as of the date hereof and during the past six months. Except as set forth in Section 3.18 of the Company Disclosure Letter, the
Company’s Knowledge, no officer or director of the Company or its Subsidiaries (a) has any direct or indirect interest in any material asset (including Intellectual Property) used in the business of the
Company or its Subsidiaries; (b) is indebted to the Company or its Subsidiaries; (c) is a party to any Contract, transaction or business dealing involving the Company or its Subsidiaries (other than

Contracts, transactions or business dealings related to such Person’s employment, service as a director, or ownership interest in the Company or the Subsidiaries) or that competes directly with the Company or its Subsidiaries; and (d) has any claim or right against the Company or its
Subsidiaries (other than the Company Securityholders’ rights under this Agreement or rights to receive compensation for services performed as an employee, director or service provider of the
Company or its Subsidiaries).

3.19    No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE 3 (as modified by the Company Disclosure Letter) or contained in any certificate delivered by the Company pursuant to this Agreement, neither the
Company nor any other Person makes any other express or implied representation or warranty
(including any implied warranty of merchantability or fitness for a particular purpose) with respect to the Company or its Subsidiaries or the transactions contemplated by this Agreement, and the
Company disclaims any other representations or warranties, whether made by the Company or any of its affiliates, officers, directors, employees, agents, other representatives or any other Person.
Except for the representations and warranties contained in this ARTICLE 3 (as modified by the
Company Disclosure Letter) or contained in any certificate to be delivered by the Company pursuant to this Agreement, the Company hereby disclaims, for itself and each of its affiliates and representatives, all liability and responsibility for any representation, warranty, statement, or information made, communicated, or furnished (orally or in writing) to Parent or its affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Parent by any director, officer, employee, agent, consultant, other representative of the Company or any of its affiliates, or any other Person). The Company makes no representations or warranties to Parent regarding any projection or forecast regarding future results or activities or the probable success or profitability of the Company or any of its
Subsidiaries.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF PARENT
AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company, subject to such exceptions as are specifically identified in the disclosure letter (which shall deemed to be the case if such disclosure letter either references the appropriate section, subsection, paragraph and subparagraph numbers hereof or if the applicability or relevance of the disclosure therein to any section hereof is reasonably apparent on the face of such disclosure) supplied by Parent and Merger
Sub to the Company (the “Parent Disclosure Letter”) on the date hereof and as of the Closing
Date (other than the representations and warranties which are as of a specified date, which speak only as of such date) as follows:

4.1    Organization; Standing and Power; Charter Documents; Subsidiaries. Parent and
Merger Sub is each a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to be so organized, existing and in good standing or so qualified, individually or in the aggregate, would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

4.2    Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $1.00 per share, all of which shares are issued and outstanding. Parent is the sole stockholder of Merger Sub and is the legal and beneficial owner of all of the issued and outstanding shares. Merger Sub was formed by counsel to Parent at the direction of Parent solely for the purposes of effecting the Merger and the other transactions contemplated hereby. Except as contemplated by this Agreement, Merger Sub does not hold, nor has it held, any material assets or incurred any material liabilities nor has Merger Sub carried on any business activities other than in connection with the Merger and the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to any preemptive rights.

4.3    Authority; Non-Contravention; Necessary Consents.

(a)    Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of
Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the approval and adoption of this
Agreement by Parent as Merger Sub’s sole stockholder and the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Parent and
Merger Sub and, assuming due execution and delivery by the Company, constitutes a valid and binding obligation of Parent, enforceable against Parent and Merger Sub in accordance with their terms except (A) as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law), and
(B) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.

(b)    Non–Contravention. The execution and delivery of this Agreement by
Parent and Merger Sub does not, and performance of this Agreement by Parent will not: (i) conflict with or violate the certificate of incorporation or bylaws of Parent, or the certificate of incorporation or bylaws of Merger Sub; (ii) subject to compliance with the requirements set forth in
Section 4.3(c), conflict with or violate any material Legal Requirement applicable to Parent or
Merger Sub or by which Parent or Merger Sub or any of their respective properties is bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment,

acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party, the termination or breach of which would be reasonably expected to be material to Parent and its
Subsidiaries, taken as a whole.

(c)    Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for the Necessary
Consents listed in clauses (i) and (ii) of Section 3.3(c).

4.4    Litigation. As of the date hereof, there are no claims, suits, actions or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to Parent.

4.5    Brokers’ and Finders’ Fees; Fees and Expenses. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.6    Due Diligence Investigation. Parent has had an opportunity to discuss the business, management, operations and finances of the Company and its Subsidiaries with their respective officers, directors, employees, agents and other representatives, and has had an opportunity to inspect the facilities of the Company and its Subsidiaries. Parent has conducted its own independent investigation of the Company and its Subsidiaries. In making its decision to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement,
Parent has relied solely upon the representations and warranties of the Company set forth in
ARTICLE 3 and in any certificate delivered by the Company pursuant to this Agreement (and acknowledges that such representations and warranties are the only representations and warranties made by the Company) and has not relied upon any other information provided by, for or on behalf of the Company or its affiliates or representatives, to Parent in connection with the transactions contemplated by this Agreement. Parent has entered into the transactions contemplated by this
Agreement with the understanding, acknowledgement and agreement that no representations or warranties, express or implied, are made with respect to any projection or forecast regarding future results or activities or the probable success or profitability of the Company or its Subsidiaries.
Except as set forth in Article 3 and in any certificate delivered by the Company pursuant to this
Agreement, Parent is not relying on, and acknowledges that no current or former stockholder, director, officer, employee, affiliate, advisor or other representative of the Company or any of its
Subsidiaries or any other Person, has made or is making, any representations, warranties or commitments whatsoever regarding the subject matter of this Agreement, express or implied.

4.7    Availability of Funds. Parent currently has sufficient immediately available funds in cash or cash equivalents, and will at the Closing have sufficient immediately available funds, in cash, to pay the Merger Consideration and any other amounts to be paid by Parent or Merger Sub hereunder.

ARTICLE 5.
CONDUCT BY THE COMPANY PRIOR TO THE EFFECTIVE TIME

5.1    Conduct of Business by the Company.

(a)    Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its Subsidiaries shall, except as otherwise expressly contemplated by this
Agreement or to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), (i) carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable Legal Requirements, (ii) pay its debts and Taxes when due and pay or perform other material obligations when due, and (iii) use commercially reasonable efforts to preserve intact its present business organization.

(b)    Required Consent. In addition, without limiting the generality of
Section 5.1(a), except as permitted or contemplated by the terms of this Agreement, and except as provided in Section 5.1(b) of the Company Disclosure Letter, without the prior written consent of
Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following, and shall not permit any of its Subsidiaries to do any of the following:

(i)    Cause, permit or propose any amendments to the Company
Charter Documents or any of the Subsidiary Charter Documents of the Company’s Subsidiaries;

(ii)    Adopt a plan of complete or partial liquidation or dissolution;

(iii)    Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than any such transaction by a wholly-owned Subsidiary of it that remains a wholly-owned Subsidiary of it after consummation of such transaction;

(iv)    Purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Company Capital Stock or the capital stock of its Subsidiaries, except repurchases of unvested shares in connection with the termination of the service relationship with any Employee pursuant to stock option or purchase agreements in effect on the date hereof;

(v)    Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of Company Capital Stock, or any securities convertible into shares of Company Capital

Stock, or subscriptions, rights, warrants or options to acquire any shares of Company Capital Stock or any securities convertible into shares of Company Capital Stock, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights, other than:
(A) issuances of Company Common Stock upon the exercise of Company Options and (B) grants of stock options to acquire Company Common Stock or restricted stock of the Company in the ordinary course of business;

(vi)    Acquire or agree to acquire by merging or consolidating with, or by purchasing any material equity or voting interest in or a material portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material to the Company’s business;

(vii)    Sell, lease, license, encumber or otherwise dispose of any properties or assets of the Company except (A) the sale, lease or disposition (other than through licensing) of property or assets which are not material, to the business of Company and its
Subsidiaries or (B) the licenses of the Company Products or Company Intellectual Property Rights
in the ordinary course of business;

(viii)    Make any loans, advances or capital contributions to, or
investments in, any other Person, other than: (A) loans or investments by it or a wholly-owned
Subsidiary of it to or in it or any wholly-owned Subsidiary of it or (B) employee loans or advances made in the ordinary course of business;

(ix)    Except as required by GAAP, make any material change in its methods or principles of accounting since the date of the Company Balance Sheet;

(x)    Make or change any Tax election or change any Tax accounting method that would adversely affect in any material respect the Tax liability of the Company or any of its Subsidiaries, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to any material Tax;

(xi)    Other than as required pursuant to agreements outstanding on the date hereof, or as may be required by applicable Legal Requirements (including, without limitation, amending arrangements as necessary or desirable to comply with Section 409A of the Code), adopt or amend any employee benefit plan, policy or arrangement, or stock option plan, or enter into any employment contract or collective bargaining agreement, or pay any special bonus or special remuneration (cash, equity or otherwise) or increase the compensation or fringe benefits to any director, officer or employee (including rights to severance or indemnification) of its directors, officers, employees or consultants; provided that the Company may increase wages for nonofficer employees in the ordinary course of business consistent with past practice;

(xii)    Other than pursuant to agreements, policies, or arrangements outstanding or existing on the date hereof, or as may be required by applicable legal requirements
(including, without limitation, amending arrangements as necessary or desirable to comply with
Section 409A of the Code), grant any severance or termination pay (cash, equity or otherwise) to any director, officer or employee or adopt any new severance plan, or amend or modify or alter in any respect any severance plan, agreement or arrangement existing on the date hereof;

(xiii)    Amend, modify, terminate pay, discharge or satisfy any material claims, liabilities or obligations under any Company Material Contract except in the ordinary course of business;

(xiv)    Incur any Indebtedness or guarantee any such indebtedness of another Person, other than in connection with the financing of ordinary course trade payables.

(xv)    Make any capital expenditures other than capital expenditures not in excess of $250,000 in the aggregate; or

(xvi)    Take, propose to take, agree in writing or otherwise to take or omit to take, any of the actions described in Section 5.1(i) through 5.1(xv).

5.2    Notification. During the Pre-Closing Period, each of the parties will give prompt notice to the other parties of (a) the occurrence, or non-occurrence, of any event, the occurrence or non-occurrence of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, and (b)
any failure to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement. At the Closing, the Company may deliver an updated Company Disclosure Letter to the Parent which shall supplement the
Company Disclosure Letter delivered by the Company in connection with the execution of this
Agreement with respect to new facts and circumstances that are following the date hereof and prior to the Closing Date. No notification pursuant to this Section 5.2 will be deemed to prevent or cure any misrepresentation, breach of warranty or breach of covenant, or limit or otherwise affect any rights or remedies available to the party receiving notice, including pursuant to ARTICLE 8.

ARTICLE 6.
ADDITIONAL AGREEMENTS

6.1    Acquisition Proposals.

(a)    No Solicitation. The Company agrees that neither it nor any of its
Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall not authorize or knowingly permit its and its Subsidiaries’ Employees, stockholders, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its
Subsidiaries) to directly or indirectly: (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to, or the making, submission or announcement of, any offer or proposal for an Acquisition Proposal (as defined below); (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, any
Acquisition Proposal; (iii) engage in discussions with any Person with respect to any Acquisition
Proposal, except as to the existence of these provisions; (iv) approve, endorse or recommend any
Acquisition Proposal; or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating any Acquisition Proposal or transaction contemplated thereby. The Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any
Acquisition Proposal. For purposes of this Agreement, “Acquisition Proposal” means any proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a business of the Company and its Subsidiaries, equity interests of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning equity interests of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the acquisition of equity interests or assets of the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement, exercise of Company Options and sales of the Company’s inventory and Company Products in the ordinary course of business.

(b)    Notification of Unsolicited Acquisition Proposals. As promptly as practicable after receipt of any Acquisition Proposal, the Company shall, subject to any existing confidentiality obligation with the party making such request or inquiry, provide Parent with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry.

6.2    Stockholder Approval. The Company shall use reasonable best efforts to obtain the
Stockholder Approval within one (1) day following the time of execution of this Agreement in compliance with applicable Legal Requirements.

6.3    Confidentiality; Access to Information; No Modification of Representations,
Warranties or Covenants.

(a)    Confidentiality. The parties acknowledge that the Company and Parent have previously executed a confidentiality agreement dated April 18, 2011, (the “Confidentiality
Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms and each of Parent and the Company will hold, and will cause its respective directors, officers, employees, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold any information obtained pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby confidential in accordance with the terms of the Confidentiality Agreement.

(b)    Access to Information. The Company will afford Parent and Parent’s accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning the Company’s business, including the status of development efforts related to the Company Products, properties, results of operations and personnel, in each case solely for purposes of this Agreement, as Parent may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that (i) any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its
Subsidiaries to restrict or prohibit access to any such properties or information, or (ii) such access would be in breach of any confidentiality obligation, commitment or provision by which the
Company or any of its Subsidiaries is bound or affected, which confidentiality obligation, commitment or provision shall be disclosed to Parent, provided that disclosure of such obligation, commitment or provision would not itself be the breach of an obligation or commitment to a third
Person. With respect to the exchange of competitively sensitive information, including strategic and marketing plans, pricing material and customer specific data, outside antitrust counsel will be consulted prior to the exchange of such information, and such information shall not be exchanged to the extent such counsel advises against such exchange. In addition, any information obtained from the Company or any Company Subsidiary pursuant to the access contemplated by this
Section 6.3(b) shall be subject to the Confidentiality Agreement

6.4    Public Disclosure. The Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, including the Merger, and will not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by law or any listing agreement with any applicable national or regional securities exchange or market.
The parties have agreed to the text of the joint press release announcing the signing of this
Agreement. Notwithstanding the foregoing, after the Effective Time, Parent may issue public statements with respect to this Agreement and the transactions contemplated hereby, including the
Merger, in the ordinary course of business.

6.5    Regulatory Filings; Reasonable Best Efforts.

(a)    Regulatory Filings. Each of Parent, Merger Sub and the Company shall coordinate and cooperate with one another and shall each use its reasonable best efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal
Requirements, and as promptly as practicable after the date hereof, each of Parent, Merger Sub and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including, without limitation, (i) Notification and Report Forms with the United States Federal Trade Commission
(the “FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) as
required by the HSR Act, (ii) any other filing necessary to obtain any Necessary Consent, and
(iii) filings under any other comparable pre-merger notification forms required by the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto. Each of
Parent and the Company will cause all documents that it is responsible for filing with any
Governmental Entity under this Section 6.5(a) to comply in all material respects with all applicable
Legal Requirements.

(b)    Exchange of Information. Parent, Merger Sub and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings or applications pursuant to Section 6.5(a). Except where prohibited by applicable Legal
Requirements relating to the exchange of information, and subject to the Confidentiality
Agreement, each of the Company and Parent shall (i) consult with the other prior to taking a position with respect to any such filing, (ii) permit the other to review and discuss in advance, and consider in good faith, the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement), (iii) coordinate with the other in preparing and exchanging such information and (iv) promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this
Agreement or the transactions contemplated hereby. It is acknowledged and agreed that the parties hereto shall have, except where prohibited by applicable Legal Requirements, joint responsibility for determining the strategy for dealing with the FTC, DOJ or any other Governmental Entity with responsibility for reviewing the Merger with respect to antitrust or competition issues.

(c)    Notification. Each of Parent, Merger Sub and the Company will notify the other promptly upon the receipt of (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any
Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.5(a), Parent, Merger Sub or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental
Entity such amendment or supplement.

(d)    Reasonable Best Efforts. Upon the terms and subject to the conditions set forth herein, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this
Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all actions reasonably necessary to cause the conditions precedent set forth in ARTICLE 7 to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities (including for all purposes herein the
Antitrust Division of the DOJ or the FTC) and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental
Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all Necessary
Consents, (iv) with respect to the Company, the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In addition,
Parent shall use its reasonable best efforts to litigate or defend any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

6.6    Employee Benefits.

(a)    Offer Letters. Immediately following the Closing, each Employee as of the Closing shall continue to be employed by the Company and shall (i) receive employee benefits subject to and in compliance with Parent’s standard human resources policies and procedures, including requirements for proof evidencing a legal right to work in the Employee’s country of current employment and (ii) have total compensation which will be no less favorable than the total compensation applicable to such employees as in effect on the Closing Date (excluding profit sharing, bonus, stock options and any other equity related rights). Nothing herein shall obligate
Parent to continue any Company Plan or practice of the Company or any Subsidiary after the
Closing Date.

(b)    Service Credit; Eligibility. Following the Effective Time, within a reasonable period, Parent shall arrange for each participant in the Company Employee Plans
(including all dependents) (the “Company Participants”) who becomes an employee of Parent, any Parent Subsidiary or the Surviving Corporation (or a dependent of such employee) to be eligible for the same employee benefits as those received by Parent employees with similar positions and responsibilities. Base compensation shall not be decreased for a period of at least twelve (12) months following the Effective Time for any individuals who are employees of the
Company or its Subsidiaries as of the Effective Time and remain employed by Parent or its
Subsidiaries following the Effective Time. Each Company Participant shall be given service credit for all purposes, including for eligibility to participate (provided that no retroactive contributions will be required), eligibility for vesting under Parent employee benefit plans and arrangements
(other than any Parent pension plan) with respect to his or her length of service with the Company
(and its Subsidiaries and predecessors) prior to the Closing Date. Parent shall cause any and all pre-existing condition (or actively at work or similar) limitations, eligibility waiting periods and evidence of insurability requirements under any Parent employee benefit plans and arrangements to be waived with respect to such Company Participants and shall provide them with credit for any co-payments, deductibles, and offsets (or similar payments) made during the plan year which includes the Closing Date for the purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under any Parent employee benefit plans or arrangements in which they are eligible to participate after the Closing Date.

6.7    Indemnification.

(a)    For a period of six (6) years following the Effective Time, Parent shall, and shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the
Company pursuant to any indemnification agreements between the Company and each person who is now, or has been at any time prior to the date of this Agreement (the “Company Indemnified
Parties”), an officer or director of the Company or any of its Subsidiaries. For a period of six (6)
years following the Effective Time, the Certificate of Incorporation and Bylaws of the Surviving
Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Company Indemnified Parties as those contained in the Certificate of
Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of Company Indemnified Parties.

(b)    At or prior to the Closing the Company or the Parent shall purchase insurance “tail” or other insurance policies with a term of six (6) years with respect to directors’
and officers’ liability insurance with respect to acts or omissions existing or occurring at or prior to the Effective Time in an amount and scope at least as favorable as the coverage applicable to directors and officers as of the Effective Time under the Company’s directors’ and officers’
liability insurance policy, and the Surviving Corporation shall maintain, and Parent shall cause the
Surviving Corporation to maintain, at its expense, such policies for the entire six (6) year term.

(c)    This Section 6.7 is intended to be for the benefit of, and shall be enforceable by the Company Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and its successors and assigns.

6.8    FIRPTA Compliance. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying
Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3).

6.9    Third Party Consents. The Company has represented to Parent that certain consents and waivers with respect to the Merger disclosed in Section 3.3(b) of the Company Disclosure
Letter may be required from parties to Contracts to which the Company is a party and Parent acknowledges that, except as required pursuant to Section 7.3(f), such consents and waivers may not have been obtained. Parent agrees that the Company and its affiliates shall not have any liability whatsoever to Parent arising out of or relating to the failure to obtain any such consents or waivers that may be required in connection with the Merger or because of the breach or termination of any Contract, which in each case was disclosed in Section 3.3(b) of the Company Disclosure
Letter, as a result thereof other then the consents required pursuant to Section 7.3(f). Parent further agrees that no representation, warranty or covenant of the Company contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied with respect to consents disclosed in Section 3.3(b) of the Company Disclosure Letter, other than with respect to consents required pursuant to Section 7.3(f) as a result of (a) the failure to obtain any such consent or waiver, (b) any such breach or termination or (c) any action commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such breach or termination. Prior to the Closing, the Company shall cooperate with Parent, upon the request of Parent, in any reasonable manner in connection with Parent obtaining any such consents and waivers; provided that such cooperation shall not include any requirement of the Company or any of its affiliates to expend material money, commence, defend or participate in any litigation, offer or grant any material accommodation (financial or otherwise) to any third Person, or suffer the loss of any material right or benefit.

6.10    Repayment of Company Debt. At or prior to the Closing, the Company shall have taken all actions necessary for the repayment or prepayment of all of the Company Debt, including the obtaining of duly executed payoff letters and releases of Liens, if any, in form and substance reasonably acceptable to Parent (collectively, the “Payoff Letters”).

6.11    Merger Sub Compliance. Parent shall cause Merger Sub to comply with all of
Merger Sub’s obligations under or relating to this Agreement. Merger Sub shall not engage in any business which is not in connection with the merger with and into the Company pursuant to this
Agreement.

ARTICLE 7.
CONDITIONS TO THE MERGER

7.1    Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)    Company Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the Company’s stockholders in accordance with applicable Legal Requirements and the Company Charter Documents.

(b)    No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which (i) is in effect and (ii) has the effect of prohibiting the
Merger or making the Merger illegal.

(c)    Antitrust Approvals. The waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early and all foreign antitrust approvals set forth on Schedule 7.1(c) shall have been obtained.

7.2    Additional Conditions to the Obligations of the Company. The obligation of the
Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the
Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)    Representations and Warranties. The representations and warranties of
Parent and Merger Sub contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), except, in each case, or in the aggregate, as does not constitute a Material
Adverse Effect on the ability of Parent to consummate the transactions contemplated hereby at the
Closing Date (it being understood that for purposes of determining if there has been a Material
Adverse Effect under this Section 7.2(a), any materiality qualifiers set forth in the representations and warranties of the Parent and the Merger Sub shall not qualify such representations and warranties for purposes of this Section 7.2(a)). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the representations and warranties of Parent, by an authorized executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the representations and warranties of
Merger Sub, by an authorized executive officer of Merger Sub.

(b)    Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the covenants of Parent, by an authorized executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the covenants of Merger Sub, by an authorized executive officer of Merger Sub.

(c)    Escrow Agreement. Each of Parent, the Securityholder Representative and
the Escrow Agent shall have executed and delivered to the Company the Escrow Agreement.

7.3    Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

(a)    Representations and Warranties. The representations and warranties of the
Company contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), except, in each case or in the aggregate, as does not constitute a Material Adverse
Effect on the Company at the Closing Date (it being understood that for purposes of determining if there has been a Material Adverse Effect under this Section 7.3(a), any materiality qualifiers set forth in the representations and warranties of the Company shall not qualify such representations and warranties for purposes of this Section 7.3(a)). Parent and Merger Sub shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company.

(b)    Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by an authorized executive officer of the Company.

(c)    Spreadsheet. The Company shall have delivered to Parent the
Spreadsheet.

(d)    Estimated Working Capital Statement. The Company shall have delivered to Parent the Estimated Working Capital Statement approved by Parent, in its reasonable judgment.

(e)    Certificate of Secretary. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying (i) as to the adoption of resolutions of the board of directors of the Company whereby this Agreement, the Merger and the transactions contemplated hereunder were approved by the board of directors, and (ii) that this Agreement has been approved and adopted by the requisite vote of the Company’s stockholders in accordance with applicable Legal Requirements and the Company Charter Documents.

(f)    Consents. The Company shall have obtained, or caused to be obtained, each consent listed on Schedule 7.3(f).

(g)    Confidentiality and Non-Solicitation Agreement. The Company shall have delivered to Parent confidentiality and non-solicitation agreements in the form of Exhibit B executed by each of TCMI, Inc. (an affiliate of Company Securityholders TCV VI, L.P. and TCV
Member Fund, L.P.) and JMI Management, Inc. (an affiliate of Company Securityholders JMI
Equity Fund V, L.P. and JMI Equity Fund V (AI), L.P.).

(h)    Employment Arrangements. Arshad Matin shall have terminated his existing employment agreement and entered into a new employment arrangement with the
Company in the form agreed to by the parties thereto prior to the date of this Agreement.

(i)    Material Adverse Effect. There shall not have been a Material Adverse
Effect in respect of the Company and its Subsidiaries taken as a whole.

(j)    Appraisal Rights. The number of shares of Company Capital Stock held by Dissenting Stockholders shall not comprise more than 1% of the total outstanding shares of
Company Capital Stock.

(k)    Release of Liens. The Company shall have procured the release of all
Liens on the assets of the Company and its Subsidiaries, other than Permitted Liens.

(l)    401(k) Plan Termination. The Company shall have terminated its 401k plan effective prior to the Closing Date.

ARTICLE 8.
SURVIVAL OF REPRESENTATIONS, WARRANTIES; COVENANTS AND AGREEMENTS;
ESCROW

8.1    Survival of Representations, Warranties, Covenants and Agreements. All
representations and warranties of the Company contained in this Agreement shall survive the consummation of the Merger and continue until the Escrow Termination Date, after which time all such representations and warranties shall terminate. The covenants and agreements which by their terms do not contemplate performance after the Closing shall not survive the Closing. The covenants and agreements which by their terms contemplate performance after the Closing Date shall survive the Closing in accordance with their terms until the Escrow Termination Date.

8.2    Escrow and Representative Reimbursement Amount Deposit.

(a)    On the Closing Date, Parent shall deposit the Escrow Amount with the
Escrow Agent. For purposes of determining the reduction in the amount of Merger Consideration payable to each Company Securityholder pursuant to Section 2.6(a) or Section 2.7, as applicable,
Parent will be deemed to have contributed with respect to each Company Securityholder, his, her or its Pro Rata Portion of the Escrow Amount to the Escrow Fund to be governed under the terms set forth in this Agreement and in the Escrow Agreement. The parties hereto agree that Parent, until such amounts are distributed to the Company Securityholders pursuant to Section 8.5 hereof, is the owner of any cash in the Escrow Fund, and that all interest on or other taxable income, if any, earned from the investment of such cash pursuant to this Agreement or the Escrow Agreement shall be considered as earned by Parent.

(b)    On the Closing Date, Parent shall deposit the Representative
Reimbursement Amount with the Escrow Agent, to be held for the payment of expenses incurred by the Securityholder Representative in performing its duties pursuant to this Agreement (the
“Representative Reimbursement Fund”). For purposes of determining the reduction in the amount of Merger Consideration payable to each Company Securityholder pursuant to
Section 2.6(a) or Section 2.7, as applicable, Parent will be deemed to have contributed on behalf of each Company Securityholder, his, her or its Pro Rata Portion of the Representative
Reimbursement Amount to the Representative Reimbursement Fund to be governed under the terms set forth in this Agreement and in the Escrow Agreement. Notwithstanding the foregoing, the Representative Reimbursement Fund shall not be deemed part of the Escrow Fund and shall not be available to satisfy any indemnification or other obligations to Parent hereunder.

8.3    Recovery From Escrow Fund.

(a)    Subject to the terms and limitations contained in this Article 8, the Escrow
Fund shall be available to compensate each of the Indemnified Parties for any Losses actually suffered or incurred by each such Indemnified Party resulting from (i) any breach of any representation or warranty of the Company contained in this Agreement or any certificate delivered by the Company pursuant to this Agreement, (ii) any failure by the Company to perform or comply with any covenant of the Company contained in this Agreement prior to the Closing Date, (iii) any
Shortfall Amount pursuant to Section 2.8(h) and (iv) any claim by any holder of Dissenting Shares claiming consideration due in connection with the Merger in excess of the Per Share Amount payable to such holder as provided for in this Agreement.

(b)    Notwithstanding anything to the contrary contained herein, the Escrow
Fund shall not be available to compensate any of the Indemnified Parties for any Losses, and no
Indemnified Party shall be entitled to recover from the Escrow Fund, unless and until the
Indemnified Parties have incurred Losses in excess of $2,500,000 in the aggregate (the
“Deductible Amount”), after which the Escrow Fund, subject to the terms of this ARTICLE 8, shall be available to compensate each of the Indemnified Parties for any such Losses, and, subject to the terms of this ARTICLE 8, the Indemnified Parties shall be entitled to seek recovery for such
Losses that are in excess of the Deductible Amount in the aggregate. The Indemnified Parties shall have the right to recover any Losses pursuant to Section 8.3(a)(iii) or 8.3(a)(iv) from the Escrow
Fund without regard to the Deductible Amount.

(c)    Notwithstanding anything to the contrary contained herein: (i) no claim for any Loss related to or arising from (A) the value or condition of any Tax asset or attribute of the
Company or its Subsidiaries or (B) the ability of Parent, the Surviving Corporation or their affiliates to utilize such Tax asset or attribute following the Effective Time, shall be subject to a claim for recovery by any Indemnified Party hereunder; (ii) any Losses recoverable from the
Escrow Fund hereunder shall be reduced in amount by any Tax benefits, insurance proceeds, indemnification payments, contribution payments or reimbursements realized by any Indemnified
Party in connection with such Losses or any of the circumstances giving rise thereto, and Parent and the Indemnified Parties shall, as a condition to receiving any amounts from the Escrow Fund, use all reasonable efforts to realize such benefits, proceeds payments or reimbursements, (iii) no
Losses shall be recoverable from the Escrow Fund hereunder that (A) constitute punitive or special damages or (B) could have been avoided through reasonable efforts to mitigate such Losses which were not taken by Parent, the Surviving Corporation and/or the Indemnified Parties, and (iv) the
amount of any Loss subject to recovery under this ARTICLE 8 shall be calculated net of any amounts specifically accrued or reserved for in the Company Balance Sheet. The calculation of
Losses shall not include Losses arising from a change in any applicable law or accounting principle following the Effective Time.

(d)    All Claims for recovery for any Loss or Losses from the Escrow Fund shall be made pursuant to and in accordance with, and be governed by the terms of, this Agreement and the Escrow Agreement.

8.4    Exclusive Remedy. Except with respect to Losses directly related to Fraud in connection with this Agreement and the transactions contemplated hereby, recovery from the
Escrow Fund shall be the sole and exclusive remedy of the Indemnified Parties for any Losses suffered or incurred by any Indemnified Party in connection with this Agreement and the transactions contemplated hereby. Except for amounts recovered by an Indemnified Party from the
Escrow Fund for any Losses suffered or incurred by any Indemnified Party and except with respect to Losses directly related to Fraud in connection with this Agreement and the transactions contemplated hereby, no Company Securityholder shall be liable to Parent, the Surviving
Corporation or any Indemnified Party for any damages or other remedies arising out of, in connection with or related to this Agreement or the transactions contemplated hereby or any representation, warranty, covenant or agreement contained herein.

8.5    Distribution of Escrow Fund. Upon the Escrow Termination Date, the Escrow Fund
(the “Escrow Release Amount”) shall promptly (but in any event, within five (5) business days)
be delivered to the Company Securityholders; provided, however, that the Escrow Fund shall not terminate with respect to any amount that is reasonably necessary (based on the facts and circumstances existing at the time) to satisfy any unsatisfied claims for Losses specified in any
Officer’s Certificate delivered to the Escrow Agent and the Securityholder Representative on or
prior to the Escrow Termination Date and in accordance with the provisions of this Article 8. As soon as all such claims have been resolved, the Escrow Agent shall immediately deliver the remaining portion of the Escrow Release Amount not required to satisfy such claims to the
Company Securityholders. Deliveries from the Escrow Fund to the Company Securityholders pursuant to this Section 8.5 and the Escrow Agreement shall be made in proportion to their respective Pro Rata Portion of the remaining Escrow Amount, with each amount rounded to the nearest whole cent ($0.01).

8.6    Securityholder Representative.

(a)    By virtue of the approval and adoption of this Agreement by the requisite consent of the Company Securityholders, each of the Company Securityholders (other than such
Company Securityholders, if any, who have perfected appraisal rights under Delaware) shall be deemed to have agreed to appoint Technology Crossover Management VI, L.L.C., a Delaware
limited liability company, as its agent and attorney-in-fact (the “Securityholder Representative”)
for and on behalf of the Company Securityholders to give and receive notices and communications, to authorize payment to any Indemnified Party from the Escrow Fund in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, any other claim by any Indemnified Party against any Company Securityholder or by any such
Company Securityholder against any Indemnified Party or any dispute between any Indemnified
Party and any such Company Securityholders, in each case relating to this Agreement or the transactions contemplated hereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Securityholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement or the Escrow Agreement.
Such agency may be changed by the Company Securityholders with the right to a majority of the
Pro Rata Portions of the Escrow Fund from time to time. Notwithstanding the foregoing, the
Securityholder Representative may resign at any time by providing written notice of intent to resign to the Company Securityholders, which resignation shall be effective upon the earlier of
(A) thirty (30) calendar days following delivery of such written notice or (B) the appointment of a successor by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Representative, and the Securityholder Representative shall not receive any compensation for its services.

(b)    The Securityholder Representative shall not be liable for any act done or omitted hereunder as Securityholder Representative while acting in good faith, even if such act or omission constitutes negligence on the part of such Securityholder Representative. The
Securityholder Representative shall only have the duties expressly stated in this Agreement and shall have no other duty, express or implied. The Securityholder Representative may engage attorneys, accountants and other professionals and experts. The Securityholder Representative may in good faith rely conclusively upon information, reports, statements and opinions prepared or presented by such professionals, and any action taken by the Securityholder Representative based on such reliance shall be deemed conclusively to have been taken in good faith. The Company
Securityholders shall indemnify the Securityholder Representative and hold the Securityholder
Representative harmless against any loss, liability or expense incurred on the part of the
Securityholder Representative (so long as the Securityholder Representative was acting in good faith in connection therewith) and arising out of or in connection with the acceptance or administration of the Securityholder Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Representative and travel expenses (“Securityholder Representative Expenses”). The Representative Reimbursement
Fund shall be available to reimburse the Securityholder Representative Expenses actually incurred by the Securityholder Representative promptly following the Securityholder Representative’s delivery to the Escrow Agent of a certificate setting forth such Securityholder Representative
Expenses actually incurred. Upon the Escrow Termination Date, the balance of the Representative
Reimbursement Fund shall promptly be delivered to the Company Securityholders, except with respect to any amount necessary to satisfy any pending certified requests made by the
Securityholder Representative for Securityholder Representative Expenses. As soon as all such
Securityholder Representative Expenses have been properly paid, the Escrow Agent shall immediately deliver the remaining portion of the Representative Reimbursement Amount to the
Company Securityholders. Deliveries from the Representative Reimbursement Fund to the
Company Securityholders pursuant to this Section 8.6(b) and the Escrow Agreement shall be made in proportion to their respective Pro Rata Portion of the remaining Representative Reimbursement
Amount, with each amount rounded to the nearest whole cent ($0.01). A decision, act, consent or instruction of the Securityholder Representative, including an amendment, extension or waiver of this Agreement pursuant to Sections 9.4 or 9.5 hereof, shall constitute a decision of the Company
Securityholders and shall be final, binding and conclusive upon the Company Securityholders.

(c)    From and after the Effective Time, Parent shall cause Surviving
Corporation to provide the Securityholder Representative with reasonable access to information about the Surviving Corporation solely for purposes of performing its duties and exercising its rights under this Agreement.

8.7    Third-Party Claims. In the event that an Indemnified Party becomes aware of a third party claim (a “Third Party Claim”) that the Indemnified Party reasonably believes may result in a demand against the Escrow Fund or for other indemnification pursuant to this ARTICLE 8,
Parent shall promptly notify the Securityholder Representative of such claim (but the failure to so notify the Securityholder Representative shall not adversely affect the Indemnified Parties right to indemnification or compensation pursuant to this ARTICLE 8 except to the extent such failure materially prejudices the Securityholder Representative). The Securityholder Representative may,
at his, her or its election and expense, undertake and conduct the defense of such Third Party
Claim. Parent shall be entitled, to participate in, but not to determine or conduct, the defense of such Third Party Claim. If the Securityholder Representative undertakes the defense of the Third
Party Claim, the Securityholder Representative shall obtain the prior written consent of the
Indemnified Party (which shall not be unreasonably delayed, conditioned or withheld) before settling such claim. If the Securityholder Representative does not so elect to undertake and conduct the defense of such Third Party Claim, Parent shall undertake the defense of and use all reasonable efforts to defend such claim and shall consult with the Securityholder Representative regarding the strategy for defense of such claim, including with respect to Parent’s choice of legal counsel, provided however, that Parent shall have the right in its reasonable discretion to settle any such claim; provided, further, that except with the prior written consent of the Securityholder
Representative, which consent shall not be unreasonably delayed or withheld, no settlement of any such Third Party Claim with third party claimants shall be determinative of any Losses relating to such matter.

8.8    No Other Representations and Warranties.

(a)    Each of the Parent and Merger Sub acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, including the representations and warranties of the Company in this Agreement and any certificate delivered by the Company pursuant to this Agreement has formed an independent judgment concerning, the Company and its businesses and operations, and Parent and Merger Sub have been furnished with or given full access to such information about the Company and its businesses and operations as they requested.
In connection with Parent’s and Merger Sub’s investigation of the Company and its businesses and operations, Parent, Merger Sub and their respective representatives have received from the
Company or its representatives certain projections and other forecasts for the Company and certain estimates, plans and budget information. Parent and Merger Sub acknowledge and agree that
(i) there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets; (ii) Parent and Merger Sub are familiar with such uncertainties; and (iii) Parent and Merger Sub are taking full responsibility for making their own evaluations of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them or their representatives.

(b)    Without limiting the generality of the foregoing, the Indemnified Parties shall have no claim or right to recovery pursuant to this ARTICLE 8 or otherwise, and none of the
Indemnified Parties or any other person shall have or be subject to any liability to Merger Sub,
Parent, the Indemnified Parties or any other person, with respect to (i) except with respect to any information, documents or materials included or referred to on the Company Disclosure Letter, any information, documents or materials furnished, delivered or made available by the Company or its affiliates, officers, directors, employees, agents or advisors to Parent or Merger Sub, in certain
“data rooms”, management presentations or any other form in contemplation of the transactions contemplated hereby or (ii) with respect to any projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or the future business, operations or affairs of the Company heretofore or hereafter delivered to or made available to Parent, Merger Sub or their respective representatives or affiliates.

8.9    Subrogation. Except as provided in the next sentence, to the extent that any
Indemnified Party is entitled to indemnification pursuant to this ARTICLE 8, the Securityholder
Representative shall be entitled to exercise, and shall be subrogated to, any rights and remedies
(including rights of indemnity, rights of contribution and other rights of recovery) that any
Indemnified Party may have against any other Person with respect to any Losses, circumstances or matter to which such indemnification is directly or indirectly related. No Company Securityholder shall have any right of contribution, right of indemnity, or other right or remedy against the
Surviving Corporation, Company or any Subsidiary of the Company in connection with any obligation of a Company Securityholder to indemnify any Indemnified Party in connection with this Agreement or the transactions contemplated hereby or any right of an Indemnified Party under
ARTICLE 8. The Indemnified Parties shall permit the Securityholder Representative to use the name of the Indemnified Party in any transaction or in any proceeding or other matter involving any such rights or remedies, and the Indemnified Party shall take such actions as the Securityholder
Representative may reasonably request for the purpose of enabling the Securityholder
Representative to perfect or exercise the right of subrogation of the Indemnified Party under this
Section 8.9, unless in the reasonable judgment of Parent, such action could have a material adverse effect on the Surviving Corporation or the Company or its Subsidiaries.

ARTICLE 9.
TERMINATION, AMENDMENT AND WAIVER

9.1    Termination. This Agreement may be terminated at any time prior to the Effective
Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the stockholders of the Company:

(a)    by mutual written consent duly authorized by the boards of directors of
Parent and the Company;

(b)    by either the Company or Parent if the Merger shall not have been consummated on or before the sixtieth (60th) day after the date of this Agreement (the “End
Date”); provided, that, if the Closing shall have not occurred solely due to the non-satisfaction of the condition contained in Section 7.1(c), the End Date shall be extended to the date that is two hundred ten (210) days after the date of this Agreement; and provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act (including the failure to act in compliance with Section 6.5) has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)    by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d)    by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in
Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that the Company may not terminate this Agreement under this Section 9.1(d) prior to thirty (30) days following the receipt of written notice by Parent from the Company of such breach (it being understood that the
Company may not terminate this Agreement pursuant to this Section 9.1(d) if the Company is in material breach of this Agreement or if such breach by Parent is cured so that such conditions would then be satisfied); or

(e)    by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that Parent may not terminate this Agreement under this Section 9.1(e) prior to the thirty (30) days following the receipt of written notice by the Company from Parent of such breach (it being understood that
Parent may not terminate this Agreement pursuant to this Section 9.1(e) if Parent is in material breach of this Agreement or if such breach by the Company is cured so that such conditions would then be satisfied).

9.2    Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (a) as set forth in Section 6.3(a), this Section 9.2, Section 9.3 and ARTICLE 10, each of which shall survive the termination of this Agreement and (b) if this Agreement is terminated by a party because of the breach of this Agreement by another party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, then the terminating party’s right to pursue all legal remedies will survive such termination unimpaired. No termination of this
Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

9.3    Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors (“Transaction Costs”), shall be paid by the party incurring such expenses whether or not the Merger is consummated.

9.4    Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval and adoption of this Agreement by the stockholders of the Company, provided that after approval and adoption of this Agreement by the stockholders of the Company, no amendment shall be made which by requires further approval by the stockholders of the
Company without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the
Company.

9.5    Extension; Waiver. At any time prior to the Effective Time any party hereto, by action taken or authorized by its respective Board of Directors (if applicable), may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.

Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE 10.
GENERAL PROVISIONS

10.1    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile or by electronic mail, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Parent, Merger Sub or Surviving Corporation, to:

IHS Global
c/o IHS, Inc.
15 Inverness Way
Englewood, CO 80112
Attention: Scott Key
Telephone No.: (303) 736-3233
Telecopy No.: (303) 858-6877
Email: scott.key@ihs.com

with a copy to:

IHS Inc.
Two Grand Central Tower
140 East 45th Street
40th Floor
New York, NY 10017
Attention: Steve Green
Telephone No.: (212) 850-8543
Telecopy No.: (212) 850-8540
Email: steve.green@ihs.com

(b) if to the Company on or prior to the Closing, to:

SMT Holding Corp.
8584 Katy Freeway, Suite 400
Houston, Texas 77024
Attention: Arshad Matin and Jake Pyles
Telephone No.: (713) 464-6188
Telecopy No.: (713) 464-6440
Email: amatin@seismicmicro.com, jpyles@seismicmicro.com

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
900 South Capital of Texas Highway
Las Cimas IV, Fifth Floor
Austin, Texas 78746
Attention: Robert Suffoletta
Telephone No.: (512) 338-5400
Telecopy No.: (512) 338-5499
Email: rsuffoletta@wsgr.com

(c) if to the Securityholder Representative or the Company after the Closing, to:

Technology Crossover Management VI, L.L.C.
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Attention: Ric Fenton
Telephone No.: (650) 614-8200
Telecopy No.: (650) 614-8222
Email: rfenton@tcv.com

with a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
900 South Capital of Texas Highway
Las Cimas IV, Fifth Floor
Austin, Texas 78746
Attention: Robert Suffoletta
Telephone No.: (512) 338-5400
Telecopy No.: (512) 338-5499
Email: rsuffoletta@wsgr.com

10.2    Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated. For purposes of this Agreement, the words “include,” “includes” and
“including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all such entity and its Subsidiaries, taken as a whole. An exception or disclosure made in Company Disclosure Letter with regard to a representation of the Company, or in the Parent Disclosure Letter with regard to a representation of Parent or Merger Sub, shall be deemed made with respect to any other representation by such party to which such exception or disclosure is reasonably apparent. Any currency thresholds set forth herein shall not be used as a benchmark for the determination of what is or is not “material” or a “Material Adverse Effect”
under this Agreement.

10.3    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

10.4    Entire Agreement; Third-Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Parent Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement and (b) are not intended to confer upon any other Person any rights or remedies hereunder following the Effective
Time, except such provisions that act for the benefit of (i) the Company Securityholders set forth in
ARTICLE 2, (ii) the Company Indemnified Parties set forth in Section 6.7, and the Indemnified
Parties as set forth in ARTICLE 8.

10.5    Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.6    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

10.7    Waiver of Conflicts. The parties hereto (collectively, the “Consenting Parties”)
acknowledge that at all times relevant hereto up to the Closing, Wilson Sonsini Goodrich & Rosati,
Professional Corporation (“Company Counsel”) has represented only the Company. If subsequent to the Closing any dispute were to arise relating in any manner to this Agreement or the Escrow
Agreement between the Securityholder Representative, on the one hand, and another Consenting
Party, on the other hand (each a “Dispute”), the Consenting Parties consent to Company Counsel’s representation of the Securityholder Representative in the Dispute(s). The Consenting Parties
acknowledge that Company Counsel has been and will be providing legal advice to the Company in connection with the Merger and the other transactions contemplated by this Agreement and the
Escrow Agreement and in such capacity will have obtained confidential information of the
Company (the “Company Confidential Information”). The Company Confidential Information
includes all communications, whether written or electronic, between Company Counsel and the directors, officers, stockholders, accounting firm, and/or employees of the Company, all files, attorney notes, drafts or other documents directly relating to this Agreement or the Escrow
Agreement, which predate the Closing (collectively, the “Company Counsel Work Product”). In any Dispute, to the extent that any Company Confidential Information is in Company Counsel’s
possession at the Effective Time, such Company Confidential Information may be used on behalf of the Securityholder Representative and the Consenting Parties in connection with such Dispute.
In any Dispute, the Consenting Parties waive the right to present any Company Counsel Work
Product as evidence in any legal proceeding arising out of such Dispute. The Consenting Parties waive their right to access any Company Counsel Work Product, except as reasonably necessary in connection with a legal proceeding that is not a Dispute. The Consenting Parties hereby consent to the disclosure and use by Company Counsel for the benefit of the Company Securityholders and the Securityholder Representative in any action arising under this Agreement of any information
(confidential or otherwise) disclosed to it by the Company (including its directors, officers,
Company Securityholders, accounting firm, and/or employees of the Company) prior to the
Effective Time. Except as expressly set forth above, this Section 10.7 shall not grant any rights to the Securityholder Representative with respect to the Company Confidential Information except as described herein.

10.8    Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF
THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF
AMERICA LOCATED WITHIN THE STATE OF DELAWARE, SOLELY WITH RESPECT TO
THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS
AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN
RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND
HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT
OR PROCEEDINGS FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR
THEREOF, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR
PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS

OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT
OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND
THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO
SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A
DELAWARE STATE OR FEDERAL COURT. DURING SUCH PERIOD AND AS TO SUCH
MATTERS, THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT
JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT
MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER
PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE
MANNER PROVIDED IN SECTION 10.1 OR IN SUCH OTHER MANNER AS MAY BE
PERMITTED BY APPLICABLE LAW, SHALL BE VALID AND SUFFICIENT SERVICE
THEREOF. WITH RESPECT TO ANY PARTICULAR ACTION, SUIT OR PROCEEDING,
VENUE SHALL LIE IN THE STATE OF DELAWARE.

10.9    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.10    Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, provided that after the Closing, Parent may make such assignment to a Subsidiary of Parent without such approval subject to (a) Parent providing prior written notice to the Securityholder Representative and (b) Parent and the Subsidiary continuing to be bound by the obligations of the Parent under this
Agreement. Any purported assignment in violation of this Section 10.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.11    No Waiver. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

10.12    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,
PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR
OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION,
PERFORMANCE OR ENFORCEMENT THEREOF.

*****

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

IHS GLOBAL INC.

By:	/s/ Stephen Green
Name:	Stephen Green
Its:	Senior Vice President

NIRVANA SUB INC.

By:	/s/ Stephen Green
Name:	Stephen Green
Its:	President

SMT HOLDING CORP.

By:	/s/ Arshad Matin
Name:	Arshad Matin
Its:	President & CEO

WITH RESPECT TO SECTION 2.8 AND ARTICLE 8 ONLY

SECURITYHOLDER REPRESENTATIVE

TECHNOLOGY CROSSOVER MANAGEMENT VI, L.L.C.

By:	/s/ F. Fenton
Name:	F. Fenton
Its:	Attorney in Fact